EXHIBIT 10.3

SUBLEASE

THIS SUBLEASE (“Sublease”) is made as of July 31, 2003 by and between PROTEIN DESIGN LABS, INC., a Delaware corporation (“Subtenant”), and ABGENIX, INC., a Delaware corporation (“Sublandlord”).

R E C I T A L S

A.                                   John Arrillaga, Trustee or his successor trustee, UTA dated 7/20/77 (John Arrillaga Survivor’s Trust) as amended, and Richard T. Peery, Trustee, or his successor trustee, UTA dated 7/20/77 (Richard T. Peery Separate Property Trust), as amended (collectively, “Master Landlord”), and Sublandlord as Tenant, are parties to a certain Lease Agreement dated as of January 22, 2002 (the “Master Lease”), a copy of which is attached hereto as Exhibit A.

B.                                     Pursuant to the terms of the Master Lease, Master Landlord presently leases to Sublandlord that certain premises consisting of approximately 50,668 rentable square feet located at 34700 Campus Drive, Fremont, California (as more particularly described in the Master Lease, the “Premises” or “Building”).  (Initially capitalized terms not otherwise defined in this Sublease shall have the meanings attributed to such terms in the Master Lease; and unless otherwise expressly provided herein all references in this Sublease to “Article” and “Section” shall refer to the respective “Article” or “Section” of the Master Lease and all references to “Paragraph” in this Sublease shall refer to the respective “Paragraph” of this Sublease.)

C.                                     Sublandlord now desires to sublease to Subtenant, and Subtenant now desires to sublease from Sublandlord, the entire Premises (hereinafter referred to as the “Sublease Premises”), on the terms and conditions contained herein.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.                                       Sublease.  Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Sublease Premises, together with all appurtenances thereto as provided in the Master Lease, on the terms and conditions contained in this Sublease.

2.             Term.

(a)                                  The term of this Sublease (“Sublease Term”) shall commence as of the later of (i) October 1, 2003 or (ii) the date of obtaining of Master Landlord’s consent as described in Paragraph 19(f) hereof (as so determined, the “Sublease Commencement Date”), and shall expire approximately thirty-nine (39) months after the Sublease

Commencement Date on the fixed expiration date of December 31, 2006, unless (A) sooner terminated in accordance with the provisions hereof or the provisions of the Master Lease or (B) extended in accordance with the provisions of Paragraph 5 hereof. Except as provided in Paragraph 5 hereof, Subtenant shall not have any right or option to extend the term of this Sublease, notwithstanding any right of Sublandlord to extend the term of the Master Lease.

(b)                                 Upon execution of this Sublease and payment of Subtenant’s Base Rent for the first month of the Sublease Term pursuant to Paragraph 4(a), Subtenant may upon advance notice to and coordination of scheduling with Sublandlord, enter upon the Sublease Premises prior to the Sublease Commencement Date for the purpose of space planning, installing telephone wiring and cabling or any other improvements permitted by Sublandlord under this Sublease other than for the conduct of its business, such early entry shall be at Subtenant’s sole risk and subject to all the terms and provisions hereof (including satisfaction of the insurance requirements set forth herein).  Sublandlord shall have the right to impose such additional conditions on Subtenant’s early entry as Sublandlord may consider reasonable under the circumstances.

3.                                       Conditions of Sublease Premises.  In entering into this Sublease, Subtenant has not relied upon or been induced by any statements or representations of any persons with respect to the physical condition of the Sublease Premises or with respect to any other matter affecting the Sublease Premises, that might be pertinent in considering the leasing of the Sublease Premises or the execution of this Sublease.  Subtenant has, on the contrary, relied solely on such investigations, examinations and inspections as Subtenant has chosen to make or have made on its behalf.  Subtenant acknowledges that it has been afforded the opportunity for full and complete investigations, examinations and inspections.  Sublandlord hereby warrants that all mechanical, plumbing, and electrical systems in the Premises shall be in good operating condition for the first seventy-five (75) days of the Sublease Term.  In the event that Subtenant’s construction of Subtenant Alterations (as defined in Paragraph 14 below) or Subtenant’s or Subtenant’s agents, employees, contractors, officers or directors negligence or willful misconduct causes damage to the mechanical, plumbing or electrical systems in the Premises, Sublandlord shall not be responsible for the repair of the same.  Except as set forth in this Paragraph 3, upon taking possession of the Sublease Premises, Subtenant shall be deemed to have accepted the Sublease Premises in an “as-is” condition.

4.                                       Rent/Security Deposit

(a)                                  Subtenant shall pay to Sublandlord, monthly on or before three (3) business days prior to the first day of each calendar month throughout the Sublease Term, rental for the Sublease Premises equal to the sum of (i) Fifty-Two Thousand Five Hundred Dollars ($52,500) per month from the Sublease Commencement Date through April 30, 2004, Seventy-Six Thousand Thirty-Two Dollars ($76,032) per month from May 1, 2004 through October 31, 2004, Seventy-Eight Thousand Five Hundred Sixty-Six

2

and 40/100ths Dollars ($78,566.40) from November 1, 2004 through October 31, 2005, Eighty-One Thousand One Hundred and 80/100ths Dollars ($81,100.80) from November 1, 2005 through December 31, 2006 (“Subtenant’s Base Rent”); (ii) Subtenant’s Additional Rent (as defined in Paragraph 4(b)); and (iii) any other amounts, charges, expenses or sums Subtenant is required to pay under this Sublease (collectively, “Subtenant’s Rent”).  Subtenant shall remain responsible for Subtenant’s Rent and any other amounts or charges which first arise, accrue or are invoiced at any time during or after the expiration of the Sublease Term, whether by Sublandlord or Master Landlord, to the extent they arise or accrue from any liabilities or obligations of Subtenant under the provisions of this Sublease (including any provisions of the Master Lease which are incorporated herein as liabilities or obligations of Subtenant).  Notwithstanding anything to the contrary contained herein, Subtenant shall pay in advance to Sublandlord, upon execution of this Sublease, Subtenant’s Base Rent payable for the first month of the Sublease Term.

(b)                                 In addition to Subtenant’s Base Rent, Subtenant shall pay to Sublandlord, in accordance with Paragraph 4(a), (i) Subtenant’s Share (as defined below) of the aggregate sum of all Additional Rent (as defined in the Master Lease) including, without limitation, all Taxes (as defined in Article 9 of the Master Lease) relating to the Sublease Premises, all insurance premiums (as described in Article 12 of the Master Lease), (ii) any other costs or expenses incurred by Sublandlord in the performance of Sublandlord’s obligations under the Master Lease and (iii) any other amounts or charges which will become due and payable to Master Landlord under the terms of the Master Lease during or with respect to the ensuing calendar month (collectively, “Subtenant’s Additional Rent”).  Subtenant’s Additional Rent shall be calculated by Sublandlord in accordance with Paragraph 4(c).  For purposes of this Sublease, the term “Subtenant’s Share” shall mean one hundred percent (100%).

(c)                                  Prior to or at any time after the commencement of each calendar year during the Sublease Term, Sublandlord may provide Subtenant with notice of Sublandlord’s estimate of the amount of Subtenant’s Additional Rent which will be payable for such calendar year.  Subtenant shall pay to Sublandlord, on a monthly basis as provided in Paragraph 4(a), Subtenant’s Additional Rent in an amount equal to one twelfth (1/12) of the amount of Sublandlord’s estimate of Subtenant’s Additional Rent for the relevant calendar year of the Sublease Term.  If the cost of any item included in Subtenant’s Additional Rent is increased during a calendar year, Sublandlord may increase the estimated Subtenant’s Additional Rent during such year by giving Subtenant written notice to that effect, and thereafter, Subtenant shall pay to Sublandlord, in each of the remaining months of such year, an amount equal to the amount of such increase in the estimated Subtenant’s Additional Rent divided by the number of months remaining in such year.  Within thirty (30) days (or as soon thereafter as possible) after receipt from the year-end reconciliation of Additional Rent from Master Landlord under the Master Lease, Sublandlord shall provide Subtenant with a statement of the amount of such year’s actual Subtenant’s Additional Rent owed by Subtenant, together with a list of types of

3

expenses and related amounts incorporated in such statement and a copy of the statement of Additional Rent delivered to Sublandlord pursuant to Section 4(D) of the Master Lease.  If the amount set forth in such statement exceeds the amount actually paid by Subtenant for such year, Subtenant shall pay the amount still owing to Sublandlord within ten (10) days of receipt of such statement, which obligation shall survive the expiration or earlier termination of this Sublease.  If the amount set forth in such statement is less than the amount actually paid by Subtenant, Sublandlord shall credit the amount of Subtenant’s excess against the next accruing payment(s) of Subtenant’s Additional Rent or reimburse Subtenant for the same if this Sublease has terminated prior to the date such determination is made.

(d)                                 Subtenant’s Rent and all other sums or charges due or payable by Subtenant to Sublandlord hereunder shall be due and payable without billing or demand, and without deduction, set-off or counter claim, in lawful money of the United States of America, at Sublandlord’s address for notices in Paragraph 11 hereof or to such other person or at such other place as Sublandlord may from time to time designate in writing, and shall be due and payable by Subtenant to Sublandlord on or before the date specified in subparagraph (a) of this Paragraph 4, provided that if no date is therein specified as to the applicable payment, then on or before (i) three (3) business days prior to the corresponding date provided in the Master Lease for payment of the same by Sublandlord to Master Landlord or (ii) if there is no corresponding date provided in the Master Lease for payment of the same by Sublandlord to Master Landlord, then ten (10) days after written request from Sublandlord to Subtenant.  The failure of Subtenant to make any payments of Subtenant’s Rent or any other sums or charges payable by Subtenant by the date provided herein shall subject Subtenant to the obligation to pay to Sublandlord late charges in accordance with Paragraph 4(h).

(e)                                  If the Sublease Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, then Subtenant’s Rent for the first and last fractional months of the Sublease Term shall be appropriately prorated.

(f)                                    With reasonable advance notice to Subtenant, Sublandlord may at any time or from time to time instruct Subtenant to make any payment of Subtenant’s Rent or Subtenant’s Share of any other sums or charges falling due under the Master Lease directly to Master Landlord, in which event Subtenant shall timely make all such payments so instructed directly to Master Landlord (with a copy of the check to be contemporaneously forwarded by Subtenant to Sublandlord at the time of making of each such payment), and in such event Sublandlord shall have no responsibility to Subtenant for the payment of any such amount, and Subtenant shall be solely responsible for any interest or late charges that may be imposed as a result of any failure of Subtenant to have timely and properly made any such payment to Master Landlord.

(g)                                 Security Deposit.  Concurrently with Subtenant’s execution of this Sublease, Subtenant shall deposit with Sublandlord a security deposit (“Security

4

Deposit”) in the amount of Seventy-Six Thousand Thirty-Two and no/100ths Dollars ($76,032), as security for the full and faithful performance of every provision of this Sublease to be performed by Subtenant.  If Subtenant defaults with respect to any provision of this Sublease, including but not limited to the provisions relating to the payment of Subtenant’s Rent, Sublandlord may use, apply or retain all or any part of the Security Deposit for the payment of any Subtenant’s Rent or any other amount which Sublandlord may spend or become obligated to spend by reason of Subtenant’s default, to repair damages to the Sublease Premises, to clean the Sublease Premises or to compensate Sublandlord for any other loss or damage which Sublandlord may suffer by reason of Subtenant’s default.  Sublandlord shall not be required to keep the Security Deposit separate from its general funds, and Subtenant shall not be entitled to interest on such deposit.  If Subtenant shall have then performed all of its obligations under this Sublease to be performed by it, the Security Deposit or any balance thereof shall be returned to Subtenant within thirty (30) days of the expiration of the Sublease Term.

(h)                                 Late Payment Charges.  SUBTENANT ACKNOWLEDGES THAT LATE PAYMENT BY SUBTENANT TO SUBLANDLORD OF SUBTENANT’S RENT AND OTHER CHARGES PROVIDED FOR UNDER THIS SUBLEASE WILL CAUSE SUBLANDLORD TO INCUR COSTS NOT CONTEMPLATED BY THIS SUBLEASE, THE EXACT AMOUNT OF SUCH COSTS BEING EXTREMELY DIFFICULT OR IMPRACTICABLE TO FIX.  THEREFORE, IF ANY INSTALLMENT OF RENT OR ANY OTHER CHARGE DUE FROM SUBTENANT IS NOT RECEIVED BY SUBLANDLORD WITHIN FIVE DAYS OF THE DATE DUE, SUBTENANT SHALL PAY TO SUBLANDLORD AN ADDITIONAL SUM EQUAL TO TEN PERCENT (10%) OF THE AMOUNT OVERDUE AS A LATE CHARGE.  THE PARTIES AGREE THAT THIS LATE CHARGE REPRESENTS A FAIR AND REASONABLE ESTIMATE OF THE COSTS THAT SUBLANDLORD WILL INCUR BY REASON OF THE LATE PAYMENT BY SUBTENANT.  SUCH LATE CHARGE SHALL BE IN ADDITION TO, AND NOT IN LIEU OF, ANY INTEREST THAT MAY ACCRUE ON ANY SUCH OVERDUE AMOUNT PURSUANT TO THE PROVISIONS OF THE MASTER LEASE.

Initials:

Sublandlord	Subtenant

5.                                       Extension of Sublease Term.

(a)                                  Conditions to Exercise of Option.  Provided that Subtenant is not in default under this Sublease and Subtenant is in occupancy of the entire Sublease Premises at the time of exercise of each option to extend and at the commencement of the applicable extension term, Subtenant shall have the right to extend the Sublease Term for three consecutive extension periods, the first being a period of two (2) years commencing upon the expiration of the initial Sublease Term (the “First Extension Term”), followed

5

by a period of eighteen (18) months commencing upon the expiration of the First Extension Term (the “Second Extension Term”), followed by another period of eighteen (18) months commencing upon the expiration of the Second Extension Term (the “Third Extension Term”).

(b)                                 Notice of Exercise.  If Subtenant elects to extend this Lease for the First Extension Term, Subtenant shall give written notice of its exercise to Sublandlord not later than July 1, 2004.  In the event that Subtenant exercises the First Extension Term, Subtenant shall give Sublandlord written notice with regard to the Second Extension term not more than three hundred sixty-five (365) days prior to the expiration of the First Extension Term and not less than one hundred eighty (180) days prior to the expiration of the First Extension Term.  In the event that Subtenant exercises the Second Extension Term, Subtenant shall give Sublandlord written notice with regard to the Third Extension term not more than three hundred sixty-five (365) days prior to the expiration of the Second Extension Term and not less than one hundred eighty (180) days prior to the expiration of the Second Extension Term.  (The notices set forth above are collectively referred to herein as the “Exercise Notice”.)  Subtenant’s failure to provide any Exercise Notice within the time periods contemplated herein shall be deemed a waiver of Subtenant’s right to exercise the applicable extension term.

(c)                                  Conditions Terminating Tenant’s Rights to Exercise Options.  In the event that any payment of Subtenant’s Rent due hereunder is thirty (30) or more days late four (4) or more times during any calendar year of the Sublease Term or the then current extension term, Subtenant shall not have the right to further extend the Sublease Term.

(d)                                 Terms of the Extension Terms.  The giving of an Exercise Notice shall constitute an irrevocable election by Subtenant to extend the Sublease upon the terms, covenants and conditions set forth herein.  The terms, covenants and conditions applicable to each applicable Extension Term shall be the same terms, covenants and conditions of this Sublease except that (1) Subtenant shall not be entitled to any further option to extend after the Third Extension Term, (2) the Base Rent for the Extension Term shall be adjusted as provided in this Paragraph; and (3) no provisions relating to the initial delivery of the Sublease Premises to Subtenant (including, but not limited to, any construction obligations or tenant improvement allowance provisions) shall be applicable to any Extension Term.

(e)                                  Extension Option Personal to Original Subtenant.  The options to extend granted to Subtenant pursuant to this Paragraph shall not be assignable to any successor or assign of Subtenant, and shall terminate at the option of Sublandlord, if, at any time during the Sublease Term or applicable extension term, Subtenant has subleased all or any portion of the Sublease Premises to any other party.

(f)                                    Conditions to Exercise or Termination of Option May Only Be Asserted By Sublandlord and May Be Waived By Sublandlord.  The conditions to the exercise by Subtenant of any Extension Option and the conditions which may terminate

6

Subtenant’s right to exercise the Extension Options as set forth in this Paragraph 5, are solely for the benefit of Sublandlord and any such conditions may be affirmatively waived by Sublandlord in writing.  Subtenant may not, after the giving of any Exercise Notice, assert that because any such condition is then or thereafter not fully satisfied, that such condition renders such Exercise Notice ineffective or entitles Subtenant to terminate the applicable Extension Option.

(g)                                 Determination of Base Rent During Extension Term.

(i)                                     Extension Term Initial Base Rent.  The Base Rent during the First Extension Term shall be Eighty-Six Thousand One Hundred Sixty-Nine and 60/100ths Dollars (86,169.60) per month.  The Base Rent during the first year of the Second Extension Term shall be equal to the greater of (1) the “Fair Market Rental Value” of the Sublease Premises for the first year of the Second Extension Term determined as provided herein or (2) the Base Rent for the last month of the First Extension Term (as so determined pursuant to clause (1) or (2) above, the “Second Extension Term Initial Base Rent”).

(ii)                                  Fair Market Rental Value.  “Fair Market Rental Value” as used herein shall mean:  100% of the base rent and other amounts new or renewal tenants (who do not have any below market renewal rights) at which tenants lease comparable space as of the commencement of the Second Renewal Term.  For this purpose comparable space (“Comparable Space”) shall be office, light manufacturing and research and development space which is (i) not subleased; (ii) not subject to another tenant’s expansion right; (iii) comparable in size, location, and quality to the Sublease Premises, (iv) leased for a term comparable to the Second Renewal Term and (v) located in comparable buildings.  In determining the Fair Market Rental Value of the Sublease Premises during the Extension Term, consideration shall be given to the uses of the Sublease Premises permitted under this Sublease, the quality, size, design and location of the Sublease Premises, the credit worthiness of the tenant, and the rental value of comparable, improved, space located in the geographical area of the Building (ignoring tenant improvement allowances, free rent periods, and other tenant benefits/concessions typically associated with a new lease it being acknowledged that the option to extend hereunder reflects Subtenant’s negotiated right to defer its decision whether to initially lease the Sublease Premises for such longer period of time, as opposed to Subtenant’s right to enter into a new sublease).

(iii)                               Sublandlord and Subtenant to Seek to Agree.  Sublandlord and Subtenant shall have thirty (30) days after Sublandlord receives the applicable Exercise Notice in which to seek to agree on the Second Extension Term Initial Base Rent.  If Sublandlord and Subtenant agree on the Second Extension Term Initial Base Rent during the thirty (30) day period (or at any time thereafter), they immediately shall execute an amendment to this Sublease confirming the Second

7

Extension Term Initial Base Rent as so agreed as the Base Rent for the first year of the Second Extension Term.

(iv)                              Selection of Appraiser to Determine the Second Extension Term Initial Base Rent.  If Sublandlord and Subtenant are unable to agree on the Second Extension Term Initial Base Rent within the thirty (30) day period, then  the Second Extension Term Initial Base Rent shall be determined by an appraisal as herein set forth and the Second Extension Term Initial Base Rent as so determined shall be binding upon Sublandlord and Subtenant.  Sublandlord and Subtenant shall appoint an appraiser within ten (10) days after the expiration of such thirty (30) day period.  If the Sublandlord and Subtenant are unable to agree upon an appraiser, then either party may immediately request the Presiding Judge of the San Francisco Superior Court to make such selection.  Such appraiser shall complete an appraisal within the next thirty (30) days.  The appraiser shall select the rental figure named by Sublandlord or Subtenant which such appraiser feels most nearly approximates the Fair Market Rental Value of the Sublease Premises.  The appraiser may not select any other figure.  The decision of the appraiser shall be final and binding. The cost of the appraisal shall be shared equally by Sublandlord and Subtenant.  Unless the parties agree on lesser qualifications, to be appointed as an appraiser the person so appointed shall hold the professional designation MAI awarded by the American Institute of Real Estate Appraisers or such designation as may then be the preeminent professional designation, hold any licenses which may then be required by law and have at least three years current experience in appraisal of commercial properties in the San Francisco Bay Area. Until the appraisal is completed Subtenant shall continue to pay the Subtenant’s Base Rent for the last month of the First Extension Term.

(v)                                 Notice to Sublandlord and Subtenant.  After the Second Extension Term Initial Base Rent for the first year of the Second Extension Term has been set by the appraiser pursuant to subparagraph (iv) above, the appraiser shall notify Sublandlord and Subtenant immediately and Sublandlord and Subtenant shall immediately execute an amendment to this Sublease confirming the Second Extension Term Initial Base Rent as so determined as the Subtenant’s Base Rent for the first year of the Second Extension Term (and any increases thereto).

(vi)                              Base Rent Third Extension Term.  Base Rent during the Third Extension Term shall be determined through the process set forth above, with references therein to “Second Extension Term” meaning “Third Extension Term” and references therein to “First Extension Term” meaning “Second Extension Term.”

8

6.                                       Incorporation of Master Lease.

(a)                                  This Sublease is subject to all of the terms and conditions of the Master Lease, all of which are hereby incorporated by reference.  Except as provided in Paragraph 6(e) below, all references in the Master Lease to “Landlord” and “Tenant” shall, for purposes of incorporation thereof into this Sublease, mean and refer to Sublandlord and Subtenant, respectively.  Subtenant hereby agrees to be bound by the terms of the Master Lease and, with respect to the Sublease Premises, hereby assumes and agrees to pay, perform and observe for the benefit of Master Landlord and Sublandlord, each and all of the liabilities, obligations, covenants, conditions and restrictions to be paid, performed or observed by Sublandlord, as Tenant, under the Master Lease, except to the extent any of the same are herein expressly acknowledged not to constitute an obligation of Subtenant.  Without limiting the foregoing, Subtenant shall not commit or permit to be committed on the Sublease Premises any act or omission which shall violate any term, covenant or condition of the Master Lease.

(b)                                 Notwithstanding the foregoing, whenever any provision of the Master Lease incorporated herein specifies a time period in connection with the payment or performance of any liability or obligation by Subtenant hereunder, or any notice period or other time condition to the exercise of any right or remedy by Sublandlord hereunder, such time period shall be shortened in each instance by three (3) business days for the purpose of incorporation into this Sublease.  Any default notice or other notice of any obligation (including any billing or invoice for any Subtenant’s Rent or any other expense or charge falling due under the Master Lease) from Master Landlord which is received by Subtenant (whether directly or as a result of being forwarded by Sublandlord to Subtenant) shall constitute such notice from Sublandlord to Subtenant under this Sublease without the need for any additional notice from Sublandlord.  If Subtenant shall fail to pay any installment of Subtenant’s Rent or any other expense or charge when due hereunder or shall breach or default in the observance or performance of any conditions or covenants to be observed or performed by Subtenant hereunder (including under any of the applicable provisions of the Master Lease incorporated herein), then Sublandlord shall have and may exercise all rights and remedies against Subtenant as provided to Master Landlord in the event of default by Sublandlord as set forth in the Master Lease (including, but not limited to, the rights and remedies provided in Article 19.02 of the Master Lease).

(c)                                  This Sublease is and shall be at all times subject and subordinate to the Master Lease, including all rights of Master Landlord thereunder.  Without limiting the generality of the foregoing, in the event of termination of Sublandlord’s interest under the Master Lease for any reason (including, without limitation, upon the occurrence of any casualty or condemnation pertaining to the Sublease Premises), this Sublease shall terminate coincidentally therewith without any liability of Sublandlord to Subtenant.  Sublandlord agrees that, notwithstanding the provisions of Paragraph 12 below, so long as Subtenant is not in Default hereunder beyond any applicable notice and cure periods, Sublandlord shall not voluntarily terminate the Master Lease without the prior written consent of Subtenant, which consent may be withheld in Subtenant’s sole and absolute discretion.

9

(d)                                 In the event of conflict between any provision of the Master Lease which is incorporated herein as described above in this Paragraph 6 and any provision of this Sublease, the latter shall control.  In determining whether to grant or withhold any consent or approval hereunder, Sublandlord may expressly condition the same upon the consent or approval of Master Landlord, as applicable, if such consent or approval is required under the Master Lease.

(e)                                  The following provisions of the Master Lease are hereby acknowledged by Sublandlord and Subtenant not to be incorporated by reference into this Sublease:  Article 2 (Term); Article 3 (Possession); Article 4 (Rent); Article 13 (Indemnification); Article 27 (Construction Changes); Article 31 (Notices); Article 39 (Basic Rent); Article 40 (Consent); Section 42(A) (Assignment to Affiliates); Article 48 (Termination Contingency); Article 49 (Brokers); Article 50 (Cross Default); Article 51 (Option to Extend); Article 52 (Existing Tenant Improvements); Article 53 (Trade Fixtures); and Exhibits A, B-1, C and D.

(f)                                    Sublandlord and Subtenant agree that Sublandlord shall not be responsible or liable to Subtenant for the performance or nonperformance of any obligations of Master Landlord under the Master Lease, and in furtherance thereof agree as follows:

(i)                                     Notwithstanding anything to the contrary contained in this Sublease, Sublandlord shall not be required to (A) provide or perform any insurance and services (including without limitation, the insurance described in Article 12 of the Master Lease) or any alterations, improvements, improvement allowances or other construction obligations as to the Sublease Premises that Master Landlord may have agreed to provide or perform pursuant to the Master Lease or as required by law, (B) provide any utilities (including electricity) to the Sublease Premises that Master Landlord may have agreed to furnish pursuant to any provision of the Master Lease (or as required by law), (C) perform any maintenance or make any of the repairs to the Sublease Premises or the Building that Master Landlord may have agreed to perform or make (or as required by law), (D) comply with any laws or requirements of governmental authorities regarding the maintenance or operation of the Sublease Premises, (E) take any other action relating to the operation, maintenance, repair, alteration or servicing of the Sublease Premises that Master Landlord may have agreed to provide, furnish, make, comply with, or take, or cause to be provided, furnished, made, complied with or taken under the Master Lease, or (F) provide Subtenant with any rebate, credit, allowance or other concession required of Master Landlord pursuant to the Master Lease except to pass through to Subtenant any such rebate, credit, allowance or concession that may in fact be granted by the Master Landlord, with respect to the Sublease Premises during the term of this Sublease.  Sublandlord makes no representation or warranty of quiet enjoyment as to any persons claiming by, through or under Master Landlord.

10

(ii)                                  Sublandlord agrees, upon request of Subtenant, to use commercially reasonable efforts, at Subtenant’s sole cost and expense, to cause Master Landlord to provide, furnish, or comply with any of Master Landlord’s obligations under the Master Lease (provided, however, that Sublandlord shall not be obligated to use such efforts or take any action which, in Sublandlord’s reasonable judgment, might give rise to a default by Sublandlord under the Master Lease).  If Master Landlord shall default in the performance of any of its obligations under the Master Lease or at law, Sublandlord shall, upon request and at the expense of Subtenant, cooperate with Subtenant in the prosecution of any action or proceeding which Sublandlord, in its reasonable judgment, deems meritorious, in order to have Master Landlord (A) make such repairs, furnish such electricity, provide such services or comply with any other obligation of Master Landlord under the Master Lease or as required by law, and/or (B) compensate Subtenant for any earlier default by Master Landlord in the payment or performance of its liabilities and obligations under the Master Lease during the Sublease Term.

(iii)                               The indemnity obligation of Subtenant as set forth in Paragraph 9(b) shall apply to any claims of Master Landlord arising from or in connection with any such request, action or proceeding referred to in clause (ii) above.

(iv)                              Subtenant shall not make any claim against Sublandlord for any damage which may arise by reason of:  (i) the failure of Master Landlord to keep, observe or perform any of its obligations under the Master Lease; or (ii) the acts or omissions of Master Landlord or its agents, contractors, employees, invitees or licensees.

(g)                                 Subtenant agrees that any waiver of liability, waiver of subrogation rights, or indemnification provisions in the Master Lease which are incorporated herein as waivers or obligations of Subtenant (including, without limitation, Article 12 of the Master Lease), shall be deemed expanded so as to provide for Subtenant to make such waivers and provide such indemnities not only in favor of Sublandlord, but also in favor of Master Landlord, and the respective affiliated employees, agents and the like of both Sublandlord and Master Landlord as enumerated in such provisions.

7.                                       Insurance.  Subtenant shall comply in all respects with the provisions of Articles 10 and 11 of the Master Lease with regard to the maintenance of insurance.  Such insurance shall name, as additional insureds, Master Landlord, Sublandlord and any other parties required to be named under the terms of the Master Lease, and a policy or certificate thereof shall be provided to Sublandlord not later than two business days prior to the commencement of the term of this Sublease.  The maintenance of insurance coverage with respect to the Sublease Premises and any property of Subtenant shall be the sole obligation of Subtenant.  All insurance required to be maintained by Subtenant

11

shall provide for thirty (30) days prior written notice to Sublandlord and Master Landlord in the event of any termination or reduction in coverage of such insurance.

8.             Surrender and Holdover.

(a)                                  As soon as its right to possession ends, Subtenant will surrender the Sublease Premises to Sublandlord in as good repair and condition as when Subtenant first occupied, except for reasonable wear and tear, and for damage or destruction by fire or other casualty for which Subtenant is not otherwise responsible.  Subtenant will concurrently deliver to Sublandlord all keys to the Sublease Premises, and restore any locks which it has changed to the system which existed at the commencement of the Term.  If possession is not immediately surrendered, Sublandlord may enter upon and take possession of the Sublease Premises and expel or remove Subtenant and any other person who may be occupying the Sublease Premises or any part thereof.

(b)                                 Under no circumstances shall Subtenant be permitted to holdover following the end of the term of this Sublease.  Accordingly, if Subtenant has not fully surrendered possession of the Sublease Premises in the manner required hereunder on or before termination of this Sublease, all of the terms, covenants and agreements hereof shall continue to bind Subtenant to the extent applicable, except that (a) the monthly Subtenant’s Base Rent shall be equal to one-hundred-fifty percent (150%) of Subtenant’s Base Rent payable by Subtenant under this Sublease for the month immediately preceding such holdover period, and (b) Subtenant shall indemnify and defend Sublandlord against, and hold Sublandlord harmless from, any and all claims, losses and liabilities for damages, consequential or otherwise, resulting from Subtenant’s failure to surrender possession, including, without limitation, any such claims by Master Landlord or any successor tenant of all or any portion of the Premises.

9.                                       Waiver and Indemnification.

(a)                                  Sublandlord shall not be liable or responsible in any way for, and Subtenant hereby waives all claims against Sublandlord with respect to or arising out of, (i) any death, illness or injury of any nature whatsoever that may be suffered or sustained by Subtenant or its employees, agents, customers, licensees, invitees or guests, or by any other person, from any causes whatsoever, or (ii) any loss or damage or injury to any property in, on or about the Sublease Premises belonging to Subtenant or its employees, agents, customers, licensees, invitees or guests, or by any other person, except to the extent such injury or damage is caused solely by the active negligence or willful misconduct of, or breach of this Sublease by, Sublandlord.

(b)                                 Subtenant shall hold Sublandlord harmless from, and defend and indemnify Sublandlord against, any and all losses, damages, claims, liability, expense or costs (including reasonable attorneys’ fees) arising out of, from, or in connection with (i) Subtenant’s use or occupancy of the Sublease Premises (including, but not limited to, any damage to any property or injury, illness or death of any person occurring in, on, or about

12

the Sublease Premises, or any part thereof, arising at any time and from any cause whatsoever) or (ii) any breach or default by Subtenant under this Sublease, including the failure of Subtenant to pay, perform, observe or comply with any liability, obligation, covenant, condition or restriction imposed on Sublandlord under the Master Lease which has been incorporated herein as a liability, obligation, covenant, condition or restriction required to be paid, performed or observed by Subtenant hereunder (including, but not limited to any liability to, or indemnity obligation in favor of, Master Landlord either under the Master Lease or at law or in equity), except to the extent such loss, damage, claim, liability, expense or cost is caused solely by the active negligence or willful misconduct of or breach of this Sublease by Sublandlord.

10.                                 Hazardous Materials.

(a)                                  Subtenant shall not, and Subtenant shall not permit any of its employees, agents, customers, licensees, invitees or guests, or any other person to, manage, handle, store or use in any way in, on or about the Sublease Premises or the Building any Toxic or Hazardous Materials (including but not limited to any petroleum products and radioactive materials) of any kind whatsoever (excluding reasonable amounts of customary office supplies and those Toxic or Hazardous Materials described on Exhibit B attached hereto).  For purposes of this Section 10, “Toxic or Hazardous Materials” shall mean any product, substance, chemical, material or waste whose presence, nature, quality and/or intensity or existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be in the Sublease Premises or Building is either (i) potentially injurious to public health, safety or welfare, the environment or the Sublease Premises or Building; or (ii) regulated or monitored by any governmental authority.

(b)                                 Subtenant shall, at its sole cost and reasonable expense, on or before the Sublease Commencement Date and on or about the end of the Sublease Term, as the same may be extended, hire a qualified environmental consultant, reasonably acceptable to Sublandlord, to determine whether, on each such date, the Sublease Premises are in compliance with all Environmental Laws (the “Initial Report” and “Final Report”, respectively).  Subtenant shall submit to Sublandlord a report from such environmental consultant which discusses the environmental consultant’s findings.  Subtenant shall at the end of the Sublease Term, as the same may be extended, surrender the Sublease Premises to Sublandlord, with all fume hoods closed in compliance with Environmental Laws.  Subtenant shall surrender the Sublease Premises to Sublandlord at the end of the Sublease Term, as the same may be extended, in condition such that all Hazardous Materials existing in the Sublease Premises (or the surrounding property) shown in the Final Report, but not shown in the Initial Report have been cleaned-up and remediated in accordance with all Environmental Laws.  Subtenant shall be solely responsible for all investigation and clean up of any Hazardous Materials which came to be located on the Premises (or surrounding property) due to the acts or omissions of Subtenant or Subtenant’s employees, agents, customers, assignees, sub-subtenants, contractors, licensees, invitees or guests.

13

(c)                                  As contemplated by Article 43 of the Master Lease, Subtenant shall, on the anniversary of the commencement of the Master Lease Term, hire a qualified environmental consultant reasonably acceptable to Sublandlord and Master Landlord to determine whether Subtenant is in compliance with all Governmental Regulations (as defined in the Master Lease) pertaining to Hazardous Materials (as defined in the Master Lease).  Subtenant shall submit to Master Landlord and to Sublandlord a report from such environmental consultant which discusses the environmental consultant’s findings within two (2) months of each Anniversary Date (as defined in the Master Lease) (the “Annual Environmental Report”).  Subtenant shall promptly take all steps necessary to correct any and all problems identified by the environmental consultant and provide Master Landlord and Sublandlord with documentation of all such corrections.  Sublandlord shall reimburse Subtenant for the actual reasonable costs Subtenant pays to such qualified environmental consultant for preparing the Annual Environmental Report, provided that in no event shall Sublandlord be required to reimburse Subtenant in excess of Three Thousand Dollars ($3,000) per year for such costs.  Subtenant shall provide Sublandlord with a written invoice evidencing such costs.

(d)                                 Subtenant shall, at Subtenant’s sole cost and expense, and with counsel reasonably acceptable to Sublandlord, indemnify, defend and hold harmless Sublandlord and Sublandlord’s shareholders, directors, officers, employees, partners, members, affiliates, agents, successors and assigns with respect to all losses arising out of or resulting from the release of any Toxic or Hazardous Materials in or about the Sublease Premises or Building, or the violation of any Environmental Law (as defined below), by Subtenant or Subtenant’s employees, agents, customers, assignees, sub-subtenants, contractors, licensees, invitees or guests.

(e)                                  Sublandlord shall, at Sublandlord’s sole cost and expense, and with counsel reasonably acceptable to Subtenant indemnify, defend and hold harmless Subtenant and Subtenant’s shareholders, directors, officers, employees, partners, members, affiliates, agents, successors and assigns with respect to all losses arising out of or resulting from the release of any Toxic or Hazardous Materials in or about the Sublease Premises or Building, or the violation of any Environmental Law (as defined below), by Sublandlord or Sublandlord’s employees, agents, customers, contractors, licensees, invitees or guests.

For purposes of this Section 10, Environmental Laws include any federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) imposing liability or standard of conduct concerning any Toxic or Hazardous Materials, including without limitation, Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA) (42 United States Code sections 9601-9675) and Resource Conservation and Recovery Act of 1976 (RCRA) (42 United States Code section 6901-6992k).  The provisions of this Paragraph 10 shall survive the expiration or earlier termination of this Sublease.

14

11.                                 Notices.  Subtenant hereby designates the party set forth below as the sole representative of Subtenant authorized to give and receive all notices and other communications on behalf of Subtenant under this Sublease.  All notices, demands, statements and other communications that may or are required to be given by either party to the other hereunder shall be in writing and shall be (i) personally delivered to the address or addressee provided herein or sent via facsimile to the fax number provided below, or (ii) sent by first class United States mail, postage prepaid, or (iii) delivered by a reputable messenger or overnight courier service and, in any case, addressed as follows:

If to Sublandlord:	Abgenix, Inc.
6701 Kaiser Drive
Fremont, CA 94555
Attn: Chief Financial Officer

with a copy to:	Abgenix, Inc.
6701 Kaiser Drive
Fremont, CA 94555
Attn: General Counsel

If to Subtenant:	Protein Design Labs, Inc.
34801 Campus Drive
Fremont, CA 94555
Attn: General Counsel

Notices shall be deemed to have been fully given upon actual delivery thereof to the address or addressee provided above or, if delivery thereof is refused, then upon such refusal to accept delivery (provided that there is reasonable evidence of such refusal).  Either party shall have the right upon ten (10) days prior notice to the other to change its address for notice as provided above.

12.                                 If Master Landlord and Sublandlord jointly and voluntarily elect, for any reason whatsoever, to terminate the Master Lease prior to the scheduled Master Lease termination date, then this Sublease (if then still in effect) shall terminate concurrently with the termination of the Master Lease.  Subtenant expressly acknowledges and agrees that (1) the voluntary termination of the Master Lease by Master Landlord and Sublandlord and the resulting termination of the Sublease shall not give Subtenant any right or power to make any legal or equitable claim against Master Landlord, including without limitation, any claim for interference with contract or interference with prospective economic advantage, and (2) Subtenant hereby waives any and all rights it may have under law or at equity against Landlord to challenge such an early termination of the Sublease and unconditionally releases and relieves Master Landlord, and its officers, directors, employees and agents from any and all claims, demands, and/or causes or action whatsoever (collectively, “Claims”), whether such matters are known or unknown, latent or apparent, suspected or unsuspected, foreseeable or unforeseeable,

15

which Subtenant may have arising out of or in connection with any such early termination of this Sublease.  Subtenant knowingly and intentionally waives any and all protection which is or may be given by Section 1542 of the California Civil Code which provides, as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with debtor”.

The term of the Sublease is therefore subject to early termination, Subtenant’s initials below evidence (a) Subtenant’s consideration of and agreement to this early termination provision, (b) Subtenant’s acknowledgment that, in determining the net benefits to be derived by Subtenant under the terms of his Sublease, Subtenant has anticipated the potential for early termination, and (c) Subtenant’s agreement to the general waiver and release of Claims set forth above.

Initials:
	Sublandlord	Subtenant

13.                                 Personal Property.

(a)                                  Subtenant shall have the use of Sublandlord’s existing cubicles and the furniture set forth on Exhibit C attached hereto (the “Personal Property”) for the Sublease Term at no additional cost to Subtenant.  After Subtenant has had an opportunity to inventory the Personal Property actually located at the Sublease Premises, compare the same with Exhibit C, and determine which Personal Property items Subtenant desires to use, but in no event later than sixty (60) days following the Sublease Commencement Date, Subtenant shall prepare a revised Exhibit C, subject to timely approval by Sublandlord, Exhibit C, as so revised, shall be substituted for Exhibit C initially attached hereto.  Subtenant and Sublandlord shall cooperate, to remove from the Sublease Premises any items which were listed in the initial Exhibit C, but deleted from the revised Exhibit C.  Sublandlord shall assume control over and responsibility for such items and such items shall be omitted from the definition of Personal Property used hereunder from and after the date of removal of such items.  Subject to the foregoing sentence, the Personal Property shall remain in the Sublease Premises at all times, provided that Subtenant may store the same off-site with Sublandlord’s prior written consent.  Subtenant has not relied upon or been induced by any statements or representations of any person with respect to the physical condition of the Personal Property or with respect to any matter affecting the Personal Property that might be pertinent in considering the use of the Personal Property.  Subtenant has relied solely on such examinations and inspections as Subtenant has chosen to make or have made on its behalf.  Subtenant acknowledged that it has been afforded the opportunity for full and complete examinations and inspections and upon taking possession of the Personal Property, Subtenant shall be deemed to have accepted the Personal Property in its “as-is” condition.  Upon termination of the Sublease, all of the Personal Property shall remain on or be returned to the Sublease Premises in the same condition that such Personal Property was in as of the Sublease Commencement Date, normal wear and tear excepted.

16

(b)                                 Prior to the end of the Sublease Term, Subtenant shall repair any damage to the Personal Property resulting from causes other than ordinary wear and tear.  Subtenant assumes and shall bear all risk of loss of and damage to the Personal Property from any and every cause whatsoever (whether insured or uninsured, except ordinary wear and tear), and, except as otherwise provided herein, shall be obligated to repair or replace any Personal Property so damaged.  In the event any Personal Property is damaged by either an insured or uninsured cause to the extent that it is not commercially reasonable to repair the same (taking into consideration both the useful life of the respective item of Personal Property and the then remaining term of this Sublease), Sublandlord and Subtenant shall discuss the same and reasonably agree upon the removal and disposal of such items of Personal Property, but no such removal or disposal shall result in any reduction of the Subtenant’s Rent payable under this Sublease, and Subtenant shall be responsible for paying to Sublandlord the reasonable value of any such item to be so disposed (determined as of the date immediately preceding the occurrence of such damage), reduced by any salvage value realized by Sublandlord from the disposal of the same.

14.                                 Alterations.  Notwithstanding anything to the contrary contained in the Master Lease, Subtenant shall not make any alterations, improvements or installations (collectively, “Subtenant Alterations”) in or to the Sublease Premises without the prior written consent of Sublandlord and Master Landlord. Sublandlord, at its sole option, may, however, require as a condition to the granting of any such consent, that Subtenant provide to Sublandlord, at Subtenant’s sole cost and expense, a lien and completion bond in an amount equal to one and one-half (1½) times any and all estimated costs of any Subtenant Alterations, to insure Sublandlord against any liability for mechanics’ and materialmen’s liens and to insure completion of the work; provided, however, that if Subtenant is required and provides such bond under Article 7 of the Mater Lease, then no bond shall be required under this Paragraph 14.  Subtenant shall give Sublandlord written notice of Subtenant’s intention to perform any work on the Sublease Premises at least twenty (20) days prior to the commencement of such work to enable Sublandlord to post and record an appropriate Notice of Nonresponsibility or other notice deemed proper before the commencement of any such work.  All Subtenant Alterations shall be subject to the terms and conditions of the Master Lease, including without limitation, the obligation to remove such Subtenant Alterations at the end of the Sublease Term and restore the Sublease Premises to its original condition if so required by Sublandlord or Master Landlord.  All Subtenant Alterations shall be performed by a contractor approved by Sublandlord and Master Landlord.

15.                                 Brokers.  Subtenant and Sublandlord respectively warrant and represent to each other that it has dealt with no leasing agent or broker in connection with this Sublease except for Cresa Partners and Cornish and Carey Commercial (“Broker”).  Subtenant and Sublandlord each agree to indemnify, defend and hold the other party harmless from and against any claims arising out of a breach of the foregoing

17

representation and warranty.  Sublandlord agrees that it shall be responsible for paying a commission to the Broker in accordance with a separate agreement.

16.                                 Assignment and Subletting

(a)                                  The terms of Article 16 of the Master Lease are incorporated herein by reference with regard to further transfers or assignments of this Sublease or subletting of any portion of the Sublease Premises by Subtenant; provided, however, that Subtenant shall pay to Sublandlord, as Subtenant’s Additional Rent, fifty percent (50%) of any Excess Rent (as defined in the Master Lease) received by Subtenant from any transfer, assignment or sublease consented to by Sublandlord and Master Landlord, after Master Landlord has recovered any Excess Rent to which it may be entitled pursuant to the provisions of Article 16 of the Maser Lease.

(b)                                 No transfer, assignment, or sublease by Subtenant, nor the consent of the Sublandlord thereto, shall relieve Subtenant from its obligations hereunder, and consent of Sublandlord to any assignment or subletting, shall not be deemed to constitute consent to any subsequent transfer, assignment or subletting.

17.                                 Intentionally Omitted.

18.                                 Financial Statements.  Subtenant represents, warrants and covenants that any financial statements heretofore or hereafter furnished to Sublandlord, in connection with this Sublease, are accurate and are not materially misleading.  At any time (but not more frequently than once each twelve months during the Sublease Term), Subtenant shall, upon ten (10) days prior written notice, provide Sublandlord with a current quarterly financial statement and the last annual statement, which are to have been prepared in accordance with generally accepted accounting principles and, if such is Subtenant’s normal practice and the audit has been completed, the annual statement as so audited and as publicly filed.

19.                                 Miscellaneous.

(a)                                  The parties agree that during the Sublease Term Subtenant shall have the use of the emergency generator located on the Property.  Subtenant shall be responsible, at it’s cost and expense, for maintaining all permits necessary for the maintenance and operation of such emergency generator.

(b)                                 This Sublease may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

(c)                                  This Sublease cannot be changed or terminated orally.  All informal understandings and agreements heretofore made between the parties are merged in this Sublease, which alone fully and completely expresses the agreement between Sublandlord and Subtenant as to the subleasing of the Sublease Premises.

18

(d)                                 Each and every indemnification obligation set forth in this Sublease, or incorporated into this Sublease from the Master Lease, shall survive the expiration or earlier termination of the term of this Sublease.

(e)                                  If, for any reason, any suit be initiated between Sublandlord and Subtenant to enforce any provision of this Sublease, the prevailing party shall be entitled to legal costs, expert witness expenses, and reasonable attorneys’ fees, as fixed by the court.

(f)                                    This Sublease shall not become effective and shall not be deemed to be an offer to sublease or create any rights or obligations between Subtenant or Sublandlord unless and until Sublandlord and Subtenant have executed and delivered the same, and Master Landlord has executed and delivered a consent to this Sublease in a form reasonably acceptable to Sublandlord and Subtenant, or shall otherwise have been deemed to have granted its consent to this Sublease pursuant to the provisions of the Master Lease.  If no such consent to this Sublease is given or deemed given by Master Landlord within thirty (30) days after the delivery of a copy of the fully executed Sublease to Master Landlord, then either Sublandlord or Subtenant shall have the right, by written notice to the other, to terminate this Sublease at any time prior to such consent from Master Landlord being given or deemed given.  By delivering this Sublease, each party hereby represents and warrants to the other that such execution and delivery has been duly authorized by all necessary corporate or partnership action and that the person(s) executing same have been duly authorized to do so.

(g)                                 Subject to the restrictions on assignment set forth in this Sublease, this Sublease shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns.

(h)                                 The parties mutually acknowledge that this Sublease has been negotiated at arm’s length.  The provisions of this Sublease shall be deemed to have been drafted by all of the parties and this Sublease shall not be interpreted or constructed against any party solely by virtue of the fact that such party or its counsel was responsible for its preparation.

19

IN WITNESS WHEREOF, the parties have executed this Sublease as of the date set forth above.

SUBLANDLORD:	ABGENIX, INC., a Delaware corporation

By:
Name:
Its:

SUBTENANT:	PROTEIN DESIGN LABS, INC., a Delaware corporation

By:
Name:
Its:

20

EXHIBIT A

MASTER LEASE AGREEMENT

THIS LEASE, made this 22nd day of January, 2002 between JOHN ARRILLAGA, Trustee, or his Successor Trustee, UTA dated 7/20/77 (JOHN ARRILLAGA SURVIVOR’S TRUST) as amended, and RICHARD T. PEERY, Trustee, or his Successor Trustee, UTA dated 7/20/77 (RICHARD T. PEERY SEPARATE PROPERTY TRUST) as amended, hereinafter called Landlord, and ABGENIX, INC., a Delaware corporation, hereinafter called Tenant.

WITNESSETH:

Landlord hereby leases to Tenant and Tenant hereby hires and takes from Landlord those certain premises (the “Premises”) outlined in red on Exhibit ”A”, attached hereto and incorporated herein by this reference thereto more particularly described as follows:

All of that certain 50,688+ square foot, one-story building located at 34700 Campus Drive, Fremont, California 94555. Said Premises is more particularly shown within the area outlined in Red on Exhibit A attached hereto. The Premises shall include the entire parcel, of which the Building is a part, including exclusive parking appurtenant thereto, as shown within the area outlined in Green on Exhibit A attached. The Premises is leased on an “as is” basis, in its present condition, and in the configuration as shown in Red on Exhibit B to be attached hereto.

The word “Premises” as used throughout this lease is hereby defined to include the nonexclusive use of landscaped areas, sidewalks and driveways in front of or adjacent to the Premises, and the nonexclusive use of the area directly underneath or over such sidewalks and driveways. The gross leasable area of the building shall be measured from outside of exterior walls to outside of exterior walls, and shall include any atriums, covered entrances or egresses and covered building loading areas.

Said letting and hiring is upon and subject to the terms, covenants and conditions hereinafter set forth and Tenant covenants as a material part of the consideration for the Lease to perform and observe each and all of said terms, covenants and conditions. This Lease is made upon the conditions of such performance and observance.

1.      USE  Tenant shall use the Premises only in conformance with applicable governmental laws, regulations, rules and ordinances for the purpose of general office, light manufacturing, research and development (including biotechnological research and associated animal research) and storage and other uses as may be necessary or appropriate for Tenant to conduct Tenant’s business, provided that such uses shall be in accordance with all applicable governmental laws and ordinances, and for no other purpose without Landlord’s prior written consent. Tenant shall not do or permit to be done in or about the Premises nor bring or keep or permit to be brought or kept in or about the Premises anything which is prohibited by or will in any way increase the existing rate of (or otherwise affect) fire or any insurance covering the Premises or any part thereof, or any of its contents, or will cause a cancellation of any insurance covering the Premises or any part thereof, or any of its contents. Tenant shall not do or permit to be done anything in, on or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Premises or neighboring premises or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. No sale by auction shall be permitted on the Premises. Tenant shall not place any loads upon the floors, walls or ceiling which endanger the structure, or place any harmful fluids or other materials in the drainage system of the building, or overload existing electrical or other mechanical systems. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or outside of the building in which the Premises are a part, except in trash containers placed inside exterior enclosures designated by Landlord for that purpose or inside of the building proper where designated by Landlord. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain outside the Premises. Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside the Premises. No loudspeaker or other device, system or apparatus which can be heard outside the Premises shall be used in or at the Premises without the prior written consent of Landlord. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant shall indemnify, defend and hold Landlord harmless against any loss, expense, damage, reasonable attorneys’ fees, or liability arising out of failure of Tenant to comply with any applicable law relating to Tenant’s use of the Premises or for which Tenant is otherwise obligated to comply under the terms of this Lease. Tenant shall comply with any covenant, condition, or restriction (“CC&R’s”) affecting the Premises. The provisions of this paragraph are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Premises.

2.      TERM*

A.  The term of this Lease shall be for a period of TWELVE (12) years TWO (2) months (unless sooner terminated as hereinafter provided) and, subject to Paragraphs 2B and 3, shall commence on the 1st day of May, 2002 and end on the 30th day of June, 2014.

B.  Possession of the Premises shall be deemed tendered and the term of the Lease shall commence on May 1, 2002, or

(d)                                 As otherwise agreed in writing.

3.      POSSESSION  If Landlord, for any reason whatsoever, cannot deliver possession of said premises to Tenant at the commencement of the said term, as hereinbefore specified, this Lease shall not be void or voidable; no obligation of Tenant shall be affected thereby; nor shall Landlord or Landlord’s agents be liable to Tenant for any loss or damage resulting therefrom; but in that event the commencement and termination dates of the Lease, and all other dates affected thereby shall be revised to conform to the date of Landlord’s delivery of possession, as specified in Paragraph 2B, above. The above is, however, subject to the provision that the period of delay of delivery of the Premises shall not exceed 60 days from the commencement date hereof (except those delays caused by Acts of God, strikes, war, utilities, governmental bodies, weather, unavailable materials, and delays beyond Landlord’s control shall be excluded in calculating such period) in which instance Tenant, at its option, may, by written notice to Landlord, terminate this Lease.

4.      RENT

A.  Basic Rent. Tenant agrees to pay to Landlord at such place as Landlord may designate without deduction, offset, prior notice, or demand, and Landlord agrees to accept as Basic Rent for the leased Premises the total sum of FOURTEEN MILLION FOUR HUNDRED THOUSAND FOUR HUNDRED SIXTY AND 80/100 Dollars ($14,400,460.80) in lawful money of the United States of America, payable as follows:

See Paragraph 39 for Basic Rent Schedule

*              It is agreed in the event said Lease commences on a date other than the first day of the month the term of the Lease will be extended to account for the number of days in the partial month. The Basic Rent during the resulting partial month will be pro-rated (for the number of days in the partial month) at the Basic Rent rate scheduled for the projected commencement date as shown in Paragraph 39.

B.    Time for Payment.    Full monthly rent is due in advance on the first day of each calendar month. In the event that the term of this Lease commences on a date other than the first day of a calendar month, on the date of commencement of the term hereof Tenant shall pay to Landlord as rent for the period from such date of commencement to the first day of the next succeeding calendar month that proportion of the monthly rent hereunder which the number of days between such date of commencement and the first day of the next succeeding calendar month bears to thirty (30). In the event that the term of this Lease for any reason ends on a date other than the last day of a calendar month, on the first day of the last calendar month of the term hereof Tenant shall pay to Landlord as rent for the period from said first day of said last calendar month to and including the last day of the term hereof that proportion of the monthly rent hereunder which the number of days between said first day of said last calendar month and the last day of the term hereof bears to thirty (30).

C.    Late Charge.    Notwithstanding any other provision of this Lease, if Tenant is in default in the payment of rental as set forth in this Paragraph 4 when due, or any part thereof, Tenant agrees to pay Landlord, in addition to the delinquent rental due, a late charge for each rental payment in default ten (10) days. Said late charge shall equal ten percent (10%) of each rental payment so in default.

D.    Additional Rent.    Beginning with the commencement date of the term of this Lease, Tenant shall pay to Landlord or to Landlord’s designated agent in addition to the Basic Rent and as Additional Rent the following:

(a)                                  All Taxes relating to the Premises as set forth in Paragraph 9, and

(b)                                 All insurance premiums and deductibles relating to the Premises, as set forth in Paragraph 12, and

(c)                                  All charges, costs and expenses, which Tenant is required to pay hereunder, together with all interest and penalties, costs and expenses including reasonable attorneys’ fees and legal expenses, that may accrue thereto in the event of Tenant’s failure to pay such amounts, and all damages, reasonable costs and expenses which Landlord may incur by reason of default of Tenant or failure on Tenant’s part to comply with the terms of this Lease. In the event of nonpayment by Tenant of Additional Rent, Landlord shall have all the rights and remedies with respect thereto as Landlord has for nonpayment of rent, and

(d)                                 all prorated costs and expenses related to the Ardenwood Property Owners’ Association as set forth in Paragraph 44.

The Additional Rent due hereunder shall be paid to Landlord or Landlord’s agent (i) within five business days for taxes and insurance and within thirty days for all other Additional Rent items after presentation of invoice from Landlord or Landlord’s agent setting forth such Additional Rent and/or (ii) at the option of Landlord, Tenant shall pay to Landlord monthly, in advance, Tenant’s prorata share of an amount estimated by Landlord to be Landlord’s approximate average monthly expenditure for such Additional Rent items, which estimated amount shall be reconciled within 120 days of the end of each calendar year or more frequently if Landlord elects to do so at Landlord’s sole and absolute discretion as compared to Landlord’s actual expenditure for said Additional Rent items, with Tenant paying to Landlord, upon demand, any amount of actual expenses expended by Landlord in excess of said estimated amount, or Landlord crediting to Tenant (providing Tenant is not in default in the performance of any of the terms, covenants and conditions of this Lease) any amount of estimated payments made by Tenant in excess of Landlord’s actual expenditures for said Additional Rent items. Within thirty (30) days after receipt of Landlord’s reconciliation, Tenant shall have the right, at Tenant’s sole expense, to audit, at a mutually convenient time at Landlord’s office, Landlord’s records relating to the foregoing expenses. Such audit must be conducted by Tenant or an independent nationally recognized accounting firm that is not being compensated by Tenant or other third party on a contingency fee basis. If such audit reveals that Landlord has overcharged Tenant, the amount overcharged shall be credited to Tenant’s account within thirty (30) days after the audit is concluded.

E.    Fixed Management Fee.    Beginning with the Commencement Date of the Term of this Lease, Tenant shall pay to Landlord or Landlord’s Assignee, in addition to the Basic Rent and Additional Rent, a fixed monthly management fee (“Management Fee”) equal to one and one-half percent (1.5%) of the Basic Rent due for each month during the Lease Term.

The respective obligations of Landlord and Tenant under this paragraph shall survive the expiration or other termination of the term of this Lease, and if the term hereof shall expire or shall otherwise terminate on a day other than the last day of a calendar year, the actual Additional Rent incurred for the calendar year in which the term hereof expires or otherwise terminates shall be determined and settled on the basis of the statement of actual Additional Rent for such calendar year and shall be prorated in the proportion which the number of days in such calendar year preceding such expiration or termination bears to 365.

F.    Place of Payment of Rent and Additional Rent.    All Basic Rent hereunder and all payments hereunder for Additional Rent shall be paid to Landlord at the office of Landlord at PEERY/ARRILLAGA, FILE 1504, BOX 60000, SAN FRANCISCO, CA 94160 or to such other person or to such other place as Landlord may from time to time designate in writing.

G.    Security Deposit.    Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord the sum of ONE HUNDRED TWENTY-EIGHT THOUSAND SEVEN HUNDRED FIFTY-ONE AND NO/100 Dollars ($128,571.00). Said sum shall be held by Landlord as a Security Deposit for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of rent and any of the monetary sums due herewith, Landlord may (but shall not be required to) use, apply or retain all or any part of this Security Deposit for the payment of any other amount which Landlord may spend by reason of Tenant’s default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of said Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in the amount sufficient to restore the Security Deposit to its original amount. Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such Deposit. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or at Landlord’s option, to the last assignee of Tenant’s interest hereunder) at the expiration of the Lease term and after Tenant has vacated the Premises. In the event of termination of Landlord’s interest in this Lease, Landlord shall transfer said Deposit to Landlord’s successor in interest whereupon Tenant agrees to release Landlord from liability for the return of such Deposit or the accounting therefor.

5.    ACCEPTANCE AND SURRENDER OF PREMISES    Be entry hereunder Tenant accepts the Premises as being in good and sanitary order, condition and repair and accepts the building and improvements included in the Premises in their present condition and without representation or warranty by Landlord as to the condition of such building or as to the use of occupancy which may be made thereof. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant. Tenant agrees on the last day of the Lease term or on the sooner termination of this Lease. To surrender the Premises promptly and ocaceably to Landlord in good condition and repair (damage by Acts of God, fire and other causes for which Tenant does not have the obligation to repair under the other provisions of this Lease, and normal wear and tear excepted), with all interior walls painted, or cleaned so that they appear freshly painted, and repainted, and repaired or replaced, if damaged; all floors cleaned and waved; all carpets cleaned and shampooed; all broken, marred or nonconforming acoustical ceiling files replaced; all windows washed; the air conditioning and heating systems serviced by a reputable and licensed service firm and in good operating condition and repair; the plumbing and electrical systems and lighting in good order and repair, including replacement of any burned out or ballast; the lawn and shrubs in good condition including the replacement of any dead or damaged plantings; the sidewalk, driveways and parking areas in good order, condition and repair; together with all alterations, additions, and improvements which may have been made in, to, or on the Premises (except moveable trade fixtures installed at the expense of Tenant) except that Tenant shall ascertain from Landlord within thirty (30) days before the end the term of this Lease whether Landlord desires to have the Premises or any part or parts thereof restored to their condition and configuration as when the Premises were delivered to Tenant and if Landlord shall so desire, then Tenant shall restore said Premises or such part or parts thereof before the end of this Lease at Tenant’s sole cost and expense. Notwithstanding the above, Tenant shall not be required to remove such interior improvements shown on Exhibit B to this Lease. Tenant on or before the end of the term or sooner termination of this Lease, shall remove all of Tenant’s personal property and trace fixtures from the Premises, and all property not so removed on or before on or before the end of the term or sooner termination of this Lease shall be deemed abandoned by Tenant and to same shall thereupon pass to Landlord without compensation to Tenant. Landlord may, upon termination of this Lease, remove all moveable furniture and equipment so abandoned by Tenant, at Tenant’s sole cost, and repair any damage caused by such removal at Tenant’s sole cost. If the Premises be not surrendered at the end of the term or sooner termination of this Lease. Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any successful Tenant founded on such delay. Nothing contained herein shall be construed as an extension of the term hereof or as a consent of Landlord to any holding given by Tenant. The voluntary or other surrender of this Lease or the Premises by Tenant or a mutual cancellation of this Lease shall not work as a merger and. all the option of Landlord, shall either terminate all or any existing subleases or subleases or operate as an assignment to Landlord of all or any such subleases or subtenancies.

6.    ALTERATIONS AND ADDITIONS    Tenant shall not make, or suffer to be made, any alteration or addition to the Premises, or any part thereof, without the written consent of Landlord first had and obtained by Tenant (such consent not to be unreasonably withheld), but at the cost of the Tenant, and any addition to or allocation of the Premises, except moveable furniture and trade fixtures, shall at once become a part of the Premises and upon Termination of this Lease belong to Landlord. Landlord reserves the right to approve all contracts and mechanics proposed by Tenant to make such alterations and additions which approval shall not be unreasonably withheld. Tenant shall retain little to all moveable furniture and trade fixtures placed in the Premises. All heating, lighting, electrical, air conditioning, floor to ceiling partitioning, drapery, carpeting, and floor installations made by Tenant, together with a property that has become an integral part of the Premises, shall not be deemed trade failure. Tenant agrees that it will not proceed to make such alteration or additions, without having obtained consent from Landlord to do so, and until five (5) days from the receipt of such consent. In order that Landlord may post appropriate notices to avoid any liability to contracts or materials suppliers for payment for Tenant’s improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work, Tenant shall, if required by Landlord, secure at Tenant’s own cost and expense, a completion and man indemnity band, satisfactory to Landlord, for such work. Tenant further covenants and agrees that any mechanic’s lien filed against the Premises for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by band or otherwise, within ten (10) days after notice of the filing thereof, at the cost and expense of Tenant. Any excepting to the foregoing must be made in writing and executed by both Landlord and Tenant.

7.    TENANT MAINTENANCE    Subject to the provisions of Paragraph 21, Tenant shall, at its sole cost and expense, keep and maintain the Premises (including appurtenances) and every part thereof in a-high standard of maintenance and repair, or replacement,an in good and sanitary condition. Tenant’s maintenance and repair responsibilities herein referred to include, but are not limited to, amortization, all windows (interior and exterior), window frames, plate glass and glazing (destroyed by accident or act of third parties), truck doors, plumbing systems (such as water and drain lines, sinks, toilets, faucets, drains, showers and water fountains), electrical systems (such as panels, conduits, outlets, lighting fixtures, lamps, bulbs, tubes, and ballasts), heating and air conditioning systems (such as compressors, fans, air handlers, ducts, mixing boxes, thermostats, time clocks, boilers, heaters, supply and return grills), structural elements and exterior surfaces of the building, store fronts, roofs, downspouts, all interior improvements within the premises including but not limited to wall coverings, window coverings, carpet, floor coverings, partitioning, ceilings, doors (both interior and exterior), including closing mechanisms, latches, locks, skylights (if any), automatic fire extinguishing systems, and elevators and all other interior improvements of any nature whatsoever, and all exterior improvements including but not limited to landscaping, sidewalks, driveways, parking lots including striping and seating, sprinkler systems, lighting, ponds, fountains, waterways, and drains. Tenant agrees to provide carpet shields under all rolling chairs or to otherwise be responsible for wear and tear of the carpet caused by such rolling chairs if such wear and tear excess that caused by normal tool traffic in surrounding areas. Areas of excessive wear shall be replaced all Tenant’s sole expense upon Lease termination. Tenant hereby waives all rights under, and benefits of, Subsection 1 of Section 1932 and Section 1341 and 1942 of the California Civil Code and under any similarities law, statute or ordinance now or hereafter in effect. In the event any of the above maintenance responsibilities apply to any other tenant(s) of Landlord where there is common usage with other tenant(s), such maintenance responsibilities and charges shall be allocated to the leased Premises by square footage or other equitable and determined by Landlord.

8.    UTILITIES    Tenant shall pay promptly, as the same become due, all charged for water, gas, electricity, telephone, telex and other electronic communication service, sewer service, waste pick-up and any other Utilities, materials or services furnished directly to or used by Tenant or about the Premises during the term of this Lease, including, without limitation, any temporary or permanent utility surcharge or other exactinos whether or not hereinafter imposed. In the event the above charges apply in any other tenant(s) of Landlord where there is common usage with other tenant(s), such charges shall be allocated to the leased Premises by square footage or other equitable basis as calculated and determined by Landlord.

Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of rent by reason of any interruption or failure of utility services in the Premises when such interruption or failure is caused by accident, breakage, repair, strikes, lockouts, or other labor disturbances or labor disputes of any nature, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord.

9.    TAXES

A.    As Additions Rent and in accordance with Paragraph 4D of this Lease, Tenant shall pay to Landlord, or if Landlord so directs, directly to the Tax Collector, all Real Property Taxes relating to the Premises accruing with respect to the Premises during the Term of this Lease. In the event the Premises leased hereunder consists of only a portion of the entire tax parcel, Tenant shall pay to Landlord as they become due Tenant’s proportionate share of such real estate taxes allocated to the leased Premises by square footage or other reasonable basis as calculated and determined by Landlord, if the tax billing partains 100% to the leased Premises, and Landlord chooses to have Tenant pay said real estate taxes directly to the Tax Collector, then in such event it shall be the responsibility of Tenant to obtain the tax and assessment bills and pay, prior to delinquency, the applicable real property taxes and assessments pertaining to the leased Premises, and failure to receive a bill for taxes and/or assessments shall not provide a basis for cancellation of or nonresponsibility for payment of penalties for nonpayment or late payment by Tenant. The term “Real Property Taxes”, as used herein, shall mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installations of principal and interest required to pay any general special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership of the Premises) now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of, all or any portion of the Premises (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord’s interest therein; any improvements located within the Premises (regardless of ownership); the failures, equipment and other property of Landlord, neat or personal, that are an integral part if located in the Premises; or parking areas, public utilities, or energy within the Premises; (ii) all charges, levies or fees imposed by reason of environmental regulation or other governmental control of the Premises, excluding any taxes related to on-site Hazardous Materials contamination which Tenant did not cause or contribute to; and (iii) all costs and fees (including reasonable attorneys’ fees) incurred by Landlord in reasonably contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax, if at any time during the term of this Lease the taxation or assessment of the Premises prevailing as of the commencement date of this Lease shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason or change in the method of taxation or assessment, creation of a new tax exchange, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Premises of Landlord’s interest therein or (ii) on or measured by the gross receipts, income or rentals from the Premises, on Landlord’s business of leasing the Premises, or computed in any manner with respect to the Premises, then any such tax or charge, however designatee shall be included within the meaning of the term “Real Property Taxes” for purposes of this Lease, if any Real Property Tax is based upon property or rents unrelated to the Premises, then only that part of such Real Property Tax that is fairly allocable to the Premises shall be included within the meaning of the term “Real Property Taxes”. Notwithstanding the foregoing, the term “Real Property Taxes” shall not include estate, inheritance, gift or franchise fares of Landlord or the federal or state net income tax imposed on Landlord’s income from all sources or other personal taxes measured by the net income (as distinguished from gross income) of Landlord from the leasing of the Premises either separately or together with other property. SEE PARAGRAPH 46

B.    Taxes on Tenant’s Property    Tenant shall be liable for and shall pay ten days before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon personal property or trade fixtures Tenant and if Landlord, after written notice to Tenant, pays the taxes based on such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall within ten (10) days after demand, as the case may be, repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that in any such event Tenant shall have the right. In the name of Landlord and with Landlord’s full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of such taxes so paid under protest, and any amount so recovered shall belong to Tenant.

10.    LIABILITY INSURANCE    Tenant, at Tenant’s expense, agrees to keep in force during the term of this Lease’s policy of commercial general liability insurance with combined single limit coverage of not less than Two Million Dollars ($2,000,000), per occurrence for bodily injury and property damage occurring in, on or about the Premises, including parking and landscaped areas. Such insurance shall be primary and noncontributary as respects any insurance carried by Landlord. The policy or policies effecting such insurance shall name Landlord as additional insureds, and shall insure any liability of Landlord, contingent or otherwise; as respects acts or omission of Tenant. Its agents, employees or invitees or otherwise by any conduct or transactions of any of said persons in or about or concerning the Premises including any failure of Tenant to observe or perform any of its obligations hereunder; shall be issued by an insurance company admitted to transact business in the State of California; and shall provide that the insurance effected thereby shall not be canceled, except upon thirty (30) days prior written notice to Landlord. A certificate of insurance said policy shall be delivered to Landlord. If, during the term of this Lease, in the considered opinion of Landlord’s Lender, Insurance advisor, or counsel, the amount of Insurance described in this Paragraph 10 is not adequate, Tenant agrees to increase said coverage to such reasonable amount as Landlord’s Lender, insurance advisor, or counsel shall deem adequate.

11.    TENANT’S PERSONAL PROPERTY INSURANCE AND WORKMAN’S COMPENSATION INSURANCE    Tenant shall maintain a policy or policies of fire and property damage insurance in “all risk” form with a sprinkler leakage endorsement ensuring the personal property, inventory, trade fixtures, and leasehold improvements within the leased Premises for the full replacement value thereof. The proceeds from any of such policies shall be used for the repair or replacement of such items so insured.

Tenant shall also maintain a policy or policies of workman’s compensation insurance and any other employee benefit insurance sufficient to comply with all laws.

12.    PROPERTY INSURANCE    Landlord shall purchase and keep in force, and as Additional Rent and in accordance with Paragraph 4D of this Lease. Tenant shall pay to Landlord (or Landlord’s agent of so directed by Landlord) Tenant’s proportional share (allocated to the leased Premises by square footage or other equitable basis as calculated and determined by Landlord) of the deductibles on insurance claims and the cost of, policy of policies of insurance covering loss or damage to the Premises (excluding routine maintenance and repairs and incidental damage or destruction caused by accidents or vandalism for which Tenant is responsible under Paragraph 7) in the amount of the full replacement value thereof, providing protection against those parts included within the classification of “all risks” insurance and flood and/or earthquake insurance. If available, plus a policy of rental income insurance in the amount of one hundred (100%) percent of twelve (12) months Basic Rent, plus sums paid as Additional Rent, if such insurance cost is increased due to Tenant’s use of the Premises, Tenant agrees to pay to Landlord the full cost of such increase. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord for the Premises.

Landlord and Tenant do each hereby respectively release the other, to the extent of insurance coverage of the releasing party, from any liability for less or damage caused by fire or any of the extended coverage casualties included in the releasing party’s insurance policies. Irrespective of the cause of such fire or casualty; provided, however, that if the insurance policy of either releasing party prohibits such waiver, then this waiver shall not take effect until consent to such waiver is obtained. If such waiver is so prohibiting, the insured party affected shall promptly notify the other party thereof.

13.    INDEMNIFICATION    Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury to or death any person or damage to or destruction of property in or about the Premises by or from any cause whatsoever, including, without limitation, gas, fire, oil, electricity or leakage of any character from the roof, walls, basement or other portions of the Premises but excluding, however, the willful misconduct or negligence of Landlord, its agents, servants, employees, invitees, or contractors of which negligence Landlord has knowledge and reasonable time to correct. Except as to injury to persons or damage to property to the extent arising from the willful misconduct or the negligence of Landlord, its agents, servants, employees, invitees, or contractors, Tenant shall hold Landlord harmless from and defend Landlord against any and all expenses, including reasonable attorney’s fees. In connection therewith, arising out of any injury to or death of any person or damage to or destruction or property occurring in, on or about the Premises, of any part thereof, from any causes whatsoever.

14.    COMPLIANCE    Tenant, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations of its agents, servants, employees, invitees, or contractors requirements now or hereafter in effect; with the requirements of any board of fire underwriters or other similar body now or hereafter constituted; and with any direction or occupancy certificate issued pursuant to law by any public officer, provided, however, that no such failure shall be deemed a breach of the provisions. If Tenant, immediately upon notification, commences to remedy or rectify said failure. The judgement of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement, direction or provision, shall be conclusive of that fact as between Landlord and Tenant. Tenant shall, at its sole cost and expense, comply with any and all requirements pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering requirements pertaining to said Premises.

15.    LIENS    Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished or obligation incurred by Tenant, in the event that Tenant shall not, within ten (10) days following notice of the imposition of such lien, cause the same to be released of record. Landlord shall have, in addition to all other remedies provided herein and by law, the right (after two days written notice), but no obligation, to cause the same to be released by such means as if shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expense incurred by it in connection therewith, shall be payable to Landlord by Tenant on demand with interest at the prime rate of interest as quoted by the Bank of America.

16.    ASSIGNMENT AND SUBLETTING    Tenant shall assign, transfer, or hypothecate the leasehold estate under this Lease, of any interest therein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person or entity to occupy or use the Premises, or any portion thereof, without, in increase, the prior written consent of Landlord which consent will not be unreasonably withheld. As a condition for granting this consent to any assignment, transfer, or subletting. Landlord may require that Tenant agrees to pay to Landlord, as Additional Rent, twenty-five percent (25%) of all rents or additional consideration received by Tenant from its assignees, transferees, or subleasees in excess of the Rent payable by Tenant to Landlord hereunder (“Excess Rent”); provided, however, that before sharing such Excess Rent, Tenant shall first be entitled to recover from such Excess Rent (i) the amount of any reasonable leasing commissions paid by Tenant to third parties not affiliated with Tenant and (ii) Tenant’s unamortized costs, excluding costs of interest (if any), to construct interior improvements in the area being sublet for said subtenant(s). Tenant shall, by thirty (30) days written notice, advice Landlord of its intent to assign or transfer Tenant’s interest in the Lease or sublet the Premises or any portion thereof for any part of the term hereof. Within thirty (30) days after receipt of said written notice, Landlord may, in its sole discretion elect to terminate this Lease as to the portion of the Premises described in Tenant’s notice on the date specified in Tenant’s notice by giving written notice of such election to terminate (provided Tenant intends to sublet 50% or more of the Premises) If no such notice to terminate is given to Tenant within said thirty (30) day period. Tenant may proceed to locate an acceptable sublease, assignor, or other transfer for presentment to Landlord for Landlord’s approval, all in accordance with the lease, covenant and condition of this paragraph 16. If Tenant intends to sublet Premises and Landlord elects to terminate this Lease, this Lease shall be terminated on the date specified in Tenant’s notice. If, however, this Lease shall terminate pursuant to the foregoing with respect to less than all the Premises, the rent as defined and reserved hereinabove shall be adjusted on a pro rata basis to the number of square feet retained by Tenant, and this Lease as so amended shall continue in full force and effect. In the event Tenant is allowed to assign, transfer or sublet the whole or any part of the Premise, with the prior written consent of Landlord, no assignee, transferee or subtenant shall assign or transfer this Lease, either in whole or in part, or sublet the whole or any part of the Premises without having obtained prior written consent of Landlord which consent shall not be unreasonably withheld. A consent of Landlord to one assignment, transfer, hypothecation, subletting, occupation or use without such consent shall be void and shall constitute a breach of this Lease by Tenant and shall, if the option of Landlord exercised by written notice to Tenant, terminate this Lease. The leasehold estate under this Lease shall not shall any interest therein, be assignable for any purpose by operation of law without the written consent of Landlord which consent shall not be unreasonably withheld. As a condition to its consent,

Landlord may require Tenant to pay all expenses in connection with the assignment, and Landlord may require Tenant’s assignee or transferee (or other assignees or transferees) to assume in writing all of the obligations under this Lease and for Tenant to remain liable to Landlord under the Lease. SEE PARAGRAPH 42

17.    SUBORDINATION AND MORTGAGES    In the event Landlord’s title or leasehold interest is now or hereafter encumbered by a deed of trust, upon the interest of Landlord in the land and buildings in which the demised Premises are located, to secure a loan from a lender thereinafter referred to as “Lender” to Landlord, Tenant shall, at the request of Landlord or Lender, execute in writing an agreement (in form reasonably acceptable to Tenant) subordinating its rights under this Lease to the lien of such deed of trust, or, if so requested, agreeing that the lien of Lender’s deed of trust shall be or remain subject and subordinate to the rights of Tenant under this Lease. Notwithstanding any such subordination, Tenant’s possession under this Lease shall not be disputed if Tenant is not in default and so long as Tenant shall pay all rent and observe and perform all of the provisions set forth in this Lease and any Subordination agreement shall reflect the agreement of the Lender to the same. SEE PARAGRAPH 47

18.    ENTRY BY LANDLORD    Landlord reserves, and shall at all reasonable times after at least 24 hours notice (except in emergencies) have, the right to enter the Premises to inspect them; to perform any services to be provided by Landlord hereunder; to make repairs or provide any services to a contiguous tenant(s); to submit the Premises to prospective purchasers, mortgagors or tenants; to post notices of nonresponsibility; and to alter, improve or repair the Premises or other parts of the building, all without abatement of rent, and may erect scaffolding and other necessary structures in or through the Premises where reasonably required by the character of the work to be performed provided, however that the business of Tenant shall be interfered with to the least extent that is reasonably practical. Any entry to the Premises by Landlord for the purposes provided for herein shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the premises or any portion thereof.

19.    BANKRUPTCY AND DEFAULT    The commencement of a bankruptcy action or liquidation action or reorganization action or insolvency action or an assignment of or by Tenant for the benefit of creditors, or any similar action undertaken by Tenant, or the insolvency of Tenant, shall, at Landlord’s option, constitute a breach of this Lease by Tenant. If the trustee or receiver appointed to serve during a bankruptcy, liquidation, reorganization, insolvency or similar action elects to reject Tenant’s unexpired Lease, the trustee or receiver shall notify Landlord in writing of its election within thirty (30) days after an order for relief in a liquidation action or within thirty (30) days after the commencement of any action.

Within thirty (30) days after court approval of the assumption of this Lease, the trustee or receiver shall cure (or provide adequate assurance to the reasonable satisfaction of Landlord that the trustee or receiver shall cure) any and all previous defaults under the unexpired Lease and shall compensate Landlord for all actual pecuniary loss and shall provide adequate assurance of future performance under said Lease to the reasonable satisfaction of Landlord. Adequate assurance of future performance, as used herein, includes, but shall not be limited to: (i) assurance of source and payment of rent, and other consideration due under this Lease; (ii) assurance that the assumption or assignment of this Lease will not breach substantially any provision, such as radius, location, use, or exclusivity provision, in any agreement relating to the above described Premises.

Nothing contained in this section shall affect the existing right of Landlord to refuse to accept an assignment upon commencement of or in connection with a bankruptcy, liquidation, reorganization or insolvency action or an assignment of Tenant for the benefit of creditors or other similar act. Nothing contained in this Lease shall be construed as giving or granting or creating an equity in the demised Premises to Tenant. In no event shall the leasehold estate under this Lease, or any interest therein, be assigned by voluntary or involuntary bankruptcy proceeding without the prior written consent of Landlord. In no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.

The failure to perform or honor any covenant, condition or representation made under this Lease shall constitute a default hereunder by Tenant upon expiration of the appropriate grace period hereinafter provided. Tenant shall have a period of five (5) business days from the date of written notice from Landlord within which to cure any default in the payment of rental or adjustment thereto. Tenant shall have a period of thirty (30) days from the date of written notice from Landlord within which to cure any other default under this Lease; provided, however, that if the nature of Tenant’s failure is such that more than thirty days is reasonably required to cure the same, Tenant shall not be in default so long as Tenant commences performance within such thirty day period and thereafter prosecutes the same to completion.

Upon an uncured default of this Lease by Tenant, Landlord shall have the following rights and remedies in addition to any other rights or remedies available to Landlord at law or in equity:

(a)  The rights and remedies provided for by California Civil Code Section 1951.2, including but not limited to, recovery of the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss for the same period that Tenant proves could be reasonably avoided, as computed pursuant to subsection (b) of said Section 1951.2. Any proof by Tenant under subparagraphs (2) and (3) of Section 1951.2 of the California Civil Code of the amount of rental loss that could be reasonably avoided shall be made in the following manner: Landlord and Tenant shall each select a licensed real estate broker in the business of renting property of the same type and use as the Premises and in the same geographic vicinity. Such two real estate brokers shall select a third licensed real estate broker, and the three licensed real estate brokers so selected shall determine the amount of the rental loss that could be reasonably avoided from the balance of the term of this Lease after the time of award. The decision of the majority of said licensed real estate brokers shall be final and binding upon the parties hereto.

(b)  The rights and remedies provided by California Civil Code Section which allows Landlord to continue the Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, for so long as Landlord does not terminate Tenant’s right to possession; acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon Landlord’s initiative to protect its interest under this Lease shall not constitute a termination of Tenant’s right to possession.

(c)  The right to terminate this Lease by giving notice to Tenant in accordance with applicable law.

(d)  To the extent permitted by law the right and power, to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply such proceeds therefrom pursuant to applicable California law, Landlord may from time to time sublet the premises or any part thereof for such term or terms (which may extend beyond the term of this Lease) and at such rent and such other terms as Landlord in its reasonable sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. Upon each subletting, (i) Tenant shall be immediately liable to pay Landlord, in addition to indebtedness other than rent due hereunder, the reasonable cost of such subletting, including, but not limited to, reasonable attorneys’ fees, and any real estate commissions actually paid, and the cost of such reasonable alterations and repairs incurred by Landlord and the amount, if any, by which the rent hereunder for the period of such subletting (to the extent such period does not exceed the term hereof) exceeds the amount to be paid as rent for the Premises of such period or (ii) at the option of Landlord, rents received from such subletting shall be applied first to payment of indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such subletting and of such alterations and repairs; third to payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same becomes due hereunder. If Tenant has been credited with any rent to be received by such subletting under option (i) and such rent shall not be promptly paid to Landlord by the subtenant(s), or if such rentals received from such subletting under option (ii) during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant. Notwithstanding any such subletting without termination, Landlord may at any time hereafter elect to terminate this Lease for such previous breach.

(e)  The right to have a receiver appointed for Tenant upon application by Landlord, to take possession of the Premises and to apply any rental collected from the premises and to exercise all other rights and remedies granted to Landlord pursuant to subparagraph d above.

20.    ABANDONMENT    Tenant shall not vacate or abandon the Premises at any time during the term of this Lease (except that Tenant may vacate so long as it pays Rent, provides a security service to check the Premises during normal business hours from Monday to Friday, and otherwise performs its obligations hereunder) and if Tenant shall abandon, vacate or surrender said Premises, or be dispossessed by the process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord.

21.    DESTRUCTION    In the event the Premises are destroyed in whole or in part from any cause, except for routine maintenance and repairs and incidental damage and destruction or caused from vandalism and accidents for which Tenant is responsible under Paragraph 7, Landlord may, at its option:

(a)  Rebuild or restore the Premises to their condition prior to the damage or destruction, or

(b)  Terminate this Lease, (providing that the Premises is damaged to the extent of 33 1/3% of the replacement cost. If Landlord does not give Tenant notice in writing within thirty (30) days from the destruction of the Premises of its election to either rebuild and restore them or to terminate this Lease, Landlord shall be deemed to have elected to rebuild or restore them, in which event Landlord agrees, at its expense promptly to rebuild or restore the premises to their condition prior to the damage or destruction. Tenant shall be entitled to a reduction in rent while such repair is being made in the proportion that the area of the Premises rendered untenantable by such damage bears to the total area of the Premises. If it is reasonably estimated by Landlord that the rebuilding or restoration will exceed 180 days or if Landlord does not complete the rebuilding or restoration within one hundred eighty (180) days following the date of destruction (such period of time to be extended for delays caused by the fault or neglect of Tenant or because of subsequent acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargos, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of the contractors or subcontractors due to such causes or other contingencies beyond the control of Landlord), then Tenant shall have the right to terminate this Lease by giving fifteen (15) days prior written notice to Landlord. Notwithstanding anything herein to the contrary, Landlord’s obligation to rebuild or restore shall be limited to the building and interior improvements constructed by Landlord as they existed as of the commencement date of the Lease and shall not include restoration of Tenant’s trade fixtures, equipment, merchandise, or any improvements, alterations or additions made by Tenant to the Premises, which Tenant shall forthwith replace or fully repair at Tenant’s sole cost and expense provided this Lease is not cancelled according to the provisions above.

Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect. Tenant hereby expressly waives the provisions of Section 1932, Subdivision 2, in Section 1933, Subdivision 4 of the California Civil Code.

In the event that the building in which the Premises are situated is damaged or destroyed to the extent of not less than 33 1/3% of the replacement cost thereof, Landlord may elect to terminate this Lease, whether the Premises be injured or not.

22.    EMINENT DOMAIN    If all or any part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title vests in the condemnor, and Landlord shall be entitled to any and all payment, income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance, and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired term of this Lease. Notwithstanding the foregoing paragraph, any compensation specifically awarded Tenant for loss of business, Tenant’s personal property, moving cost or loss of goodwill, shall be and remain the property of Tenant.

If any action or proceeding is commenced for such taking of the Premises or any material part thereof, then Landlord shall have the right to terminate this Lease by giving Tenant written notice thereof within sixty (60) days of the date of receipt of said written advice, or commencement of said action or proceeding, or taking conveyance, which termination shall take place as of the first to occur of the last day of the calendar month next following the month in which such notice is given or the date on which title to the Premises shall vest in the condemnor.

In the event of such a partial taking or conveyance of the Premises, if the portion of the Premises taken or conveyed is so substantial that the Tenant can no longer reasonably conduct its business, Tenant shall have the privilege of terminating this Lease within sixty (60) days from the date of such taking or conveyance, upon written notice to Landlord of its intention to do so, and upon giving of such notice this Lease shall terminate on the last day of the calendar month next following the month in which such notice is given, upon payment by Tenant of the rent from the date of such taking or conveyance to the date of termination.

If a portion of the Premises be taken by condemnation or conveyance in lieu thereof and neither Landlord nor Tenant shall terminate this Lease as provided herein, this Lease shall continue in full force and effect as to the part of the Premises not so taken or conveyed, and the rent herein shall be apportioned as of the date of such taking or conveyance so that thereafter the rent to be paid by Tenant shall be in the ratio that the area of the portion of the Premises not so taken or conveyed bears to the total area of the Premises prior to such taking.

23.    SALE OR CONVEYANCE BY LANDLORD    In the event of a sale or conveyance of the Premises or any interest therein, by any owner of the reversion then constituting Landlord, the transferor shall thereby be released as to such interest transferred from any further liability upon any of the terms, covenants or conditions (express or implied) herein contained in favor of Tenant, and in such event, insofar as such transfer is concerned, Tenant agrees to look solely to the responsibility of the successor in interest of such transferor in and to the Premises and this Lease. This Lease shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the successor in interest of such transferor.

24.    ATTORNMENT TO LENDER OR THIRD PARTY    In the event the interest of Landlord in the land and buildings in which the leased Premises are located (whether such interest of Landlord is a fee title interest or a leasehold interest) is encumbered by deed of trust, and such interest is acquired by the lender or any third party through judicial foreclosure or by exercise of a power of sale at private trustee’s foreclosure sale, Tenant hereby agrees to attorn to the purchaser at any such foreclosure sale and to recognize such purchaser as the Landlord under this Lease. In the event the lien of the deed of trust securing the loan from a Lender to Landlord is prior and paramount to the Lease, this Lease shall nonetheless continue in full force and effect for the remainder of the unexpired term hereof, at the same rental herein reserved and upon all the other terms, conditions and covenants herein contained.

25.    HOLDING OVER    Any holding over by Tenant after expiration or other termination of the term of this Lease with the written consent of Landlord delivered to Tenant shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the leased Premises except as expressly provided in this Lease. Any holding over after the expiration or other termination of the term of this Lease, with the consent of Landlord, shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable except that the monthly Basic Rent shall be increased to an amount equal to one hundred fifty (150%) percent of the monthly Basic Rent required during the last month of the Lease term.

26.    CERTIFICATE OF ESTOPPEL    Tenant shall at any time upon not less than ten (10) days prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of the Landlord hereunder, or specifying such defaults, if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect without modification except as may be represented by Landlord; that there are no uncured defaults in Landlord’s performance, and that not more than one month’s rent has been paid in advance.

27.    CONSTRUCTION CHANGES    It is understood that the description of the Premises and the location of ductwork, plumbing and other facilities therein are subject to such minor changes as Landlord or Landlord’s architect determines to be desirable in the course of construction of the Premises, and no such changes shall effect this Lease or entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant. Landlord does not guarantee the accuracy of any drawings supplied to Tenant and verification of the accuracy of such drawings rests with Tenant.

28.    RIGHT OF LANDLORD TO PERFORM    All terms, covenants and conditions of this Lease to be performed or observed by Tenant shall be performed or observed by Tenant at Tenant’s sole cost and expense and without any reduction of rent. If Tenant shall fail to pay any sum of money, or other rent, required to be paid by it hereunder and such failure shall continue for five (5) days after written notice by Landlord, or shall fail to perform any other term or covenant hereunder on its part to be performed, and such failure shall continue for thirty (30) days after written notice thereof by Landlord, Landlord, without waiving or releasing Tenant from any obligation of Tenant hereunder, may, but shall not be obliged to, make any such payment or perform any such other term or covenant on Tenant’s part to be performed. All sums so paid by Landlord and all necessary costs of such performance by Landlord together with interest thereon at the rate of the prime rate of interest per annum as quoted by the Bank of America from the date of such payment or performance by Landlord, shall be paid (and Tenant covenants to make such payment) to Landlord within five (5) business days after demand by Landlord, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of nonpayment by Tenant as in the case of failure by Tenant in the payment of rent hereunder.

29.    ATTORNEYS’ FEES

A.    In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease, or for any other relief against the other party hereunder, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

B.    Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy hereunder, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including a reasonable attorney’s fee.

30.    WAIVER    The waiver by either party of the other party’s failure to perform or observe any term, covenant or condition herein contained to be performed or observed by such waiving party shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent failure of the party failing to perform or observe the same or any other such term, covenant or condition therein contained, and no custom or practice which may develop between the parties hereto during the term hereof shall be deemed a waiver of, or in any way affect, the right of either party to insist upon performance and observance by the other party in strict accordance with the terms hereof.

31.    NOTICES    All notices, demands, requests, advices or designations which may be or are required to be given by either party to the other hereunder shall be in writing. All notices, demands, requests, advices or designations by Landlord to Tenant shall be sufficiently given, made or delivered if personally served on Tenant by United States certified or registered mail, postage prepaid, or by a reputable same day or overnight courier service, addressed to Tenant at the Premises Attn: President. All notices, demands, requests, advices or designations by Tenant to Landlord shall be sent by United States certified or registered mail, postage prepaid, addressed to Landlord at its offices at Peery/Arrillaga, 2560 Mission College Blvd., Suite 101, Santa Clara, CA 95054. Each notice, request, demand, advice or designation referred to in this paragraph shall be deemed received on the date of receipt or refusal to accept receipt of the mailing thereof in the manner herein provided, as the case may be. Either party shall have the right, upon ten (10) days written notice to the other, to change the address noted herein.

32.    EXAMINATION OF LEASE    Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and this instrument is not effective as a lease or otherwise until its execution and delivery by both Landlord and Tenant.

33.    DEFAULT BY LANDLORD    Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event earlier than (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have heretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord’s obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

34.    CORPORATE AUTHORITY    If Tenant is a corporation (or a partnership), each individual executing this Lease on behalf of said corporation (or partnership) represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation (or partnership) in accordance with the by-laws of said corporation (or partnership in accordance with the partnership agreement) and that this Lease is binding upon said corporation (or partnership) in accordance with its terms. If Tenant is a corporation, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of the resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

36.    LIMITATION OF LIABILITY    In consideration of the benefits accruing hereunder. Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

(a)  the sole and exclusive remedy shall be against Landlord’s interest in the Premises leased herein;

(b)  no partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership);

(c)  no service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership);

(d)  no partner of Landlord shall be required to answer or otherwise plead to any service of process;

(e)  no judgment will be taken against any partner of Landlord;

(f)    any judgment taken against any partner of Landlord may be vacated and set aside at any time without hearing;

(g)  no writ of execution will ever be levied against the assets of any partner of Landlord;

(h)  these covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.

Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

37.    SIGNS    No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Premises or any exterior windows of the Premises without the written consent of Landlord first had and obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant. If Tenant is allowed to print or affix or in any way place a sign in, on, or about the Premises, upon expiration or other sooner termination of this Lease, Tenant at Tenant’s sole cost and expense shall both remove such sign and repair all damage in such a manner as to restore all aspects of the appearance of the Premises to the condition prior to the placement of said sign.

All approved signs or lettering on outside doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved of by Landlord.

Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside the Premises.

38.    MISCELLANEOUS AND GENERAL PROVISIONS

A.    Use of Building Name.    Tenant shall not, without the written consent of Landlord, use the name of the building for any purpose other than as the address of the business conducted by Tenant in the Premises.

B.    Choice of Law, Severability.    This Lease shall in all respects be governed by and construed in accordance with the laws of the State of California. If any provision of this Lease shall be invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

C.    Definition of Terms.    The term “Premises” includes the space leased hereby and any improvements now or hereafter installed therein or attached thereto. The term “Landlord” or any pronoun used in place thereof includes the plural as well as the singular and the successors and assigns of Landlord. The term “Tenant” or any pronoun used in place thereof includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations, and their and each of their respective heirs, executors, administrators, successors and permitted assigns, according to the context hereof, and the provisions of this Lease shall inure to the benefit of and bind such heirs, executors, administrators, successors, and permitted assigns.

The term “person” includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations. Words used in any gender include other genders. If there be more than one Tenant the obligations of Tenant hereunder are joint and several. The paragraph headings of this Lease are for convenience of reference only and shall have no effect upon the construction or interpretation of any provision hereof.

D.    Time of Essence.    Time is of the essence of this Lease and of each and all of its provisions.

E.    Quitclaim.    At the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, any quitclaim deed or other document required by any reputable title company, licensed to operate in the State of California, to remove the cloud or encumbrance created by this Lease from the real property of which Tenant’s Premises are a part.

F.    Incorporation of Prior Agreements: Amendments.    This instrument along with any exhibits and attachment hereto constitutes the entire agreement between Landlord and Tenant relative to the Premises and this agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant agree hereby that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relative to the leasing of the Premises are merged in or revoked by this agreement.

G.    Recording.    Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the consent of the other.

H.    Amendments for Financing.    Tenant further agrees to execute any reasonable amendments required by a lender to enable Landlord to obtain financing, so long as Tenant’s rights hereunder are not substantially affected.

I.    Additional Paragraphs.    Paragraphs 39 through 53 are added hereto and are included as a part of this lease.

J.    Clauses, Plats and Riders.    Clauses, plats and riders, if any, signed by Landlord and Tenant and endorsed on or affixed to this Lease are a part hereof.

K.    Diminution of Light, Air or View.    Tenant covenants and agrees that no diminution or shutting off of light, air or view by any structure which may be hereafter erected (whether or not by Landlord) shall in any way affect his Lease, entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the day and year last written below.

LANDLORD:	TENANT:

JOHN ARRILLAGA SURVIVOR’S TRUST	ABGENIX, INC. a Delaware corporation

By	By
John Arrillaga, Trustee

Date:	Title

RICHARD T. PEERY SEPARATE PROPERTY TRUST	Type or Print Name

By	Date:
Richard T. Peery, Trustee

Date:

Paragraphs 39 through 53 to Lease Agreement Dated January 22, 2002, By and Between the John Arrillaga Survivor’s Trust and the Richard T. Peery Separate Property Trust, as Landlord, and Abgenix, Inc., a Delaware corporation, as Tenant for 50,688± Square Feet of Space Located at 34700 Campus Drive, Fremont, California.

39.    BASIC RENT:    Subject to Paragraphs 2A, 2B and 48 below, and in accordance with Paragraph 4A herein, the total aggregate sum of FOURTEEN MILLION FOUR HUNDRED THOUSAND FOUR HUNDRED SIXTY AND 80/100 DOLLARS ($14,400,460.80), shall be payable as follows:

Upon Tenant’s execution of this Lease, the sum of EIGHTY-THREE THOUSAND SIX HUNDRED THIRTY-FIVE AND 20/100 DOLLARS ($83,635.20) shall be due, representing the Basic Rent for the period of May 1, 2002 through May 31, 2002. In the event the Lease does not commence on May 1, 2002, said Basic Rent amount prepaid for the month of May 2002 shall be applied to the amount due as of the Lease Commencement Date and shall be prorated if the Lease does not commence on the first day of a given month, with any excess payment credited to the following month’s Basic Rent due.

On June 1, 2002, the sum of EIGHTY-THREE THOUSAND SIX HUNDRED THIRTY-FIVE AND 20/100 DOLLARS ($83,635.20) shall be due, and a like sum due on the first day of each month thereafter, through and including December 1, 2002.

On January 1, 2003, the sum of EIGHTY-SIX THOUSAND ONE HUNDRED SIXTY-NINE AND 60/100 DOLLARS ($86,169.60) shall be due, and a like sum due on the first day of each month thereafter, through and including December 1, 2003.

On January 1, 2004, the sum of EIGHTY-EIGHT THOUSAND SEVEN HUNDRED FOUR AND NO/100 DOLLARS ($88,704.00) shall be due, and a like sum due on the first day of each month thereafter, through and including December 1, 2004.

On January 1, 2005, the sum of NINETY-ONE THOUSAND TWO HUNDRED THIRTY-EIGHT AND 40/100 DOLLARS ($91,238.40) shall be due, and a like sum due on the first day of each month thereafter, through and including December 1, 2005.

On January 1, 2006, the sum of NINETY-THREE THOUSAND SEVEN HUNDRED SEVENTY-TWO AND 80/100 DOLLARS ($93,772.80) shall be due, and a like sum due on the first day of each month thereafter, through and including December 1, 2006.

On January 1, 2007, the sum of NINETY-SIX THOUSAND THREE HUNDRED SEVEN AND 20/100 DOLLARS ($96,307.20) shall be due, and a like sum due on the first day of each month thereafter, through and including December 2007.

On January 1, 2008, the sum of NINETY-EIGHT THOUSAND EIGHT HUNDRED FORTY-ONE AND 60/100 DOLLARS ($98,841.60) shall be due, and a like sum due on the first day of each month thereafter, through and including December 1, 2008.

On January 1, 2009, the sum of ONE HUNDRED ONE THOUSAND THREE HUNDRED SEVENTY-SIX AND NO/100 DOLLARS ($101,376.00) shall be due, and a like sum due on the first day of each month thereafter, through and including December 1, 2009.

On January 1, 2010, the sum of ONE HUNDRED THREE THOUSAND NINE HUNDRED TEN AND 40/100 DOLLARS ($103,910.40) shall be due, and a like sum due on the first day of each month thereafter, through and including December 1, 2010.

On January 1, 2011, the sum of ONE HUNDRED SIX THOUSAND FOUR HUNDRED FORTY FOUR AND 80/100 DOLLARS ($106,444.80) shall be due, and a like sum due on the first day of each month thereafter, through and including December 1, 2011.

On January 1, 2012, the sum of ONE HUNDRED EIGHT THOUSAND NINE HUNDRED SEVENTY-NINE AND 20/100 DOLLARS ($108,979.20) shall be due, and a like sum due on the first day of each month thereafter, through and including December 1, 2012.

On January 1, 2013, the sum of ONE HUNDRED ELEVEN THOUSAND FIVE HUNDRED THIRTEEN AND 60/100 DOLLARS ($111,513.60) shall be due, and a like sum due on the first day of each month thereafter, through and including December 1, 2013.

On January 1, 2014, the sum of ONE HUNDRED FOURTEEN THOUSAND FORTY-EIGHT AND NO/100 DOLLARS ($114,048.00) shall be due, and a like sum due on the first day of each month thereafter, through and including June 1, 2014; or until the entire aggregate sum of FOURTEEN MILLION FOUR HUNDRED THOUSAND FOUR HUNDRED SIXTY AND 80/100 Dollars ($14,400,460.80) has been paid, subject to an adjustment as may be required by any provisions providing for abatement of Rent or adjustment of the Term of this Lease.

40.    CONSENT:    Whenever the consent or approval of one party to the other is required by the terms of this Lease, such consent or approval shall not be unreasonably withheld.

41.    ASSESSMENT CREDITS:    The demised property herein may be subject to a special assessment levied by the City of Fremont as part of an Improvement District. As a part of said special assessment proceedings (if any), additional bonds were or may be sold and assessments were or may be levied to provide for construction contingencies and reserve funds. Interest shall be earned on such funds created for contingencies and on reserve funds which will be credited for the benefit of said assessment district. To the extent surpluses are created in said district through unused contingency funds, interest earnings or reserve funds, such surpluses shall be deemed the property of Landlord. Notwithstanding that such surpluses may be credited on assessments otherwise due against the Leased Premises, Tenant shall pay to Landlord, as additional rent if, and at the time of any such credit of surpluses, an amount equal to all such surpluses so credited. For example: if (i) the property is subject to an annual assessment of $1,000.00, and (ii) a surplus of $200.00 is credited towards the current year’s assessment which reduces the assessment amount shown on the property tax bill from $1,000.00 to $800.00, Tenant shall, upon receipt of notice from Landlord, pay to Landlord said $200.00 credit as Additional Rent.

42.    ASSIGNMENT AND SUBLETTING (CONTINUED):

A.    In addition to and notwithstanding anything to the contrary in Paragraph 16 of this Lease, Landlord hereby agrees to consent to Tenant’s assigning or subletting said Lease to: (i) any parent or subsidiary corporation, affiliate, or corporation with which Tenant merges or consolidates, and provided that, with respect to any such assignment, said parent or subsidiary corporation, affiliate, or said corporation has a net worth equal to or greater than the net worth of Tenant at the time of such assignment, merger, or consolidation; or (ii) any third party or entity to whom Tenant sells all or substantially all of its assets; provided, that the net worth of the resulting or acquiring corporation has a net worth after the merger, consolidation or acquisition equal to or greater than the net worth of Tenant at the time of such merger, consolidation or acquisition. No such assignment or subletting will release the Tenant from its liability and responsibility under this Lease to the extent Tenant continues in existence following such transaction. Notwithstanding the above, Tenant shall be required to (a) give Landlord written notice prior to such assignment or subletting to any party as described in (i) and (ii) above, and (b) execute Landlord’s consent document prepared by Landlord reflecting the assignment or subletting.

B.    Any and all sublease agreement(s) between Tenant and any and all subtenant(s) (which agreements must be consented to by Landlord, pursuant to the requirements of this Lease) shall contain the following language:

“If Landlord and Tenant jointly and voluntarily elect, for any reason whatsoever, to terminate the Master Lease prior to the scheduled Master Lease termination date, then this Sublease (if then still in effect) shall terminate concurrently with the termination of the Master Lease. Subtenant expressly acknowledges and agrees that (1) the voluntary termination of the Master Lease by Landlord and Tenant and the resulting termination of this Sublease shall not give Subtenant any right or power to make any legal or equitable claim against Landlord, including without limitation any claim for interference with contract or interference with prospective economic advantage, and (2) Subtenant hereby waives any and all rights it may have under law or at equity against Landlord to challenge such an early termination of the Sublease, and unconditionally releases and relieves Landlord, and its officers, directors, employees and agents, from any and all claims, demands, and/or causes of action whatsoever (collectively, “Claims”), whether such matters are known or unknown, latent or apparent, suspected or unsuspected, foreseeable or unforeseeable, which Subtenant may have arising out of or in connection with any such early termination of this Sublease. Subtenant knowingly and intentionally waives any and all protection which is or may be given by Section 1542 of the California Civil Code which provides as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with debtor.

The term of this Sublease is therefore subject to early termination. Subtenant’s initials here below evidence (a) Subtenant’s consideration of and agreement to this early termination provision, (b) Subtenant’s acknowledgment that in determining the net benefits to be derived by Subtenant under the terms of this Sublease, Subtenant has anticipated the potential for early termination, and (c) Subtenant’s agreement to the general waiver and release of Claims above.

Initials:		Initials:
	Subtenant		Tenant”

43.    HAZARDOUS MATERIALS:    Landlord and Tenant agree as follows with respect to the existence or use of “Hazardous Materials” (as defined herein) on, in, under or about the Premises and real property located beneath said Premises (hereinafter collectively referred to as the “Property”):

As used herein, the term “Hazardous Materials” shall mean any hazardous or toxic substance, material or waste which is or becomes subject to or regulated by any local governmental authority, the State of California, or the United States Government. The term “Hazardous Materials” includes, without limitation any material or hazardous substance which is (i) listed under Article 9 or defined as “hazardous” or “extremely hazardous” pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 30, (ii) listed or defined as a “hazardous waste” pursuant to the Federal Resource Conservation and Recovery Act, Section 42 U.S.C. Section 6901 et. seq., (iii) listed or defined as a “hazardous substance” pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et. seq, (42 U.S.C. Section 9601), (iv) petroleum or any derivative of petroleum, or (v) asbestos.

Tenant shall have no obligation to “clean up”, reimburse, release, indemnify, or defend Landlord with respect to any Hazardous Materials or wastes which Tenant (prior to and during the Term of the Lease) or other parties on the Property, as described below, (during the Term of this Lease) did not store, dispose, or transport in, use, or cause to be on the Property or which Tenant, its agents, employees, contractors, vendors, invitees, visitors or its future subtenants and/or assignees (if any) (during the Term of this Lease), did not store, dispose, or transport in, use or cause to be on the Property in violation of applicable law.

Tenant shall be 100 percent liable and responsible for: (i) any and all “investigation and cleanup” of any Hazardous Materials contamination resulting from any Hazardous Materials which Tenant, its agents, employees, contractors, vendors, invitees visitors or its future subtenants and/or assignees (if any), or other parties on the Property, does store, dispose, or transport in, use or cause to be on the

Property, and (ii) any claims, including third party claims, resulting from such Hazardous Materials contamination. Tenant shall indemnify Landlord and hold Landlord harmless from any liabilities, demands, costs, expenses and damages, including, without limitation, attorney fees incurred as a result of any claims resulting from any such Hazardous Materials contamination.

Tenant also agrees not to use or dispose of any Hazardous Materials on the Property without first obtaining Landlord’s written consent; provided, however, that Landlord’s consent shall not be required for normal use of customary household and office supplies, such as cleaners, lubricants, solvents, copier toner, etc. Tenant agrees to complete compliance with governmental regulations regarding the use or removal or remediation of all Hazardous Materials used, stored, disposed of, transported or caused to be on the Property as stated above, and prior to the termination of said Lease Tenant agrees to follow the proper closure procedures and will obtain a clearance from the local fire department and/or the appropriate governing agency. If Tenant uses any Hazardous Materials, Tenant also agrees to install, at Tenant’s expense, such Hazardous Materials monitoring devices as Landlord deems reasonably necessary. It is agreed that the Tenant’s responsibilities related to Hazardous Materials will survive the termination date of the Lease and that Landlord may obtain specific performance of Tenant’s responsibilities under this Paragraph 43.

Subject to the terms and conditions of this Lease, Landlord hereby acknowledges its consent to Tenant’s storage and use on the Property of those Hazardous Materials listed on Exhibit C attached hereto. At Tenant’s sole cost and expense, each year upon the anniversary of the Commencement Date of the Lease Term (“Anniversary Date”), Tenant shall hire a qualified environmental consultant, acceptable to Landlord, to evaluate whether Tenant is in compliance with all applicable Governmental Regulations pertaining to Hazardous Materials. Tenant shall submit to Landlord a report from such environmental consultant which discusses the environmental consultant’s findings within two (2) months of each Anniversary Date. Tenant shall promptly take all steps necessary to correct any and all problems identified by the environmental consultant and provide Landlord with documentation of all such corrections.

As evidenced by their initials set forth immediately below, Tenant acknowledges that Landlord has provided Tenant with copies of the environmental reports listed on Exhibit D (“Reports”), and Tenant acknowledges that Tenant and Tenant’s experts (if any) have had ample opportunity to review such reports and that Tenant has satisfied itself as to the environmental conditions of the Property and the suitability of such conditions for Tenant’s intended use of the Property. To the best of Landlord’s knowledge as of the date of this Lease, except as noted in said Reports, no additional on site Hazardous Materials contamination exist on the Property; however, Landlord shall have no obligation to further investigate.

Initial:		Initial:
	Tenant		Landlord

It is agreed that the Tenant’s responsibilities related to Hazardous Materials will survive the expiration or termination of this Lease and that Landlord may obtain specific performance of Tenant’s responsibilities under this Paragraph 43.

44.    ASSOCIATION DUES:    The Premises leased hereunder is part of the Ardenwood Property Owner’s Association (the “Association”), and is subject to Association Dues to fund the cost of the Association’s obligations and expenses as authorized under said Agreement. As of the date of this Lease, Tenant’s current prorata share of the Association Dues is currently estimated at $44.52 per month and is subject to adjustment as provided for by said Association. Said Association Dues are payable to Tenant to Landlord as Additional Rent on a monthly basis throughout the Term of this Lease. Tenant understands that it will not be a direct member of the Association.

45.    AUTHORITY TO EXECUTE:    The parties executing this Agreement hereby warrant and represent that they are properly authorized to execute this Agreement and bind the parties on behalf of whom they execute this agreement and to all of the terms, covenants and conditions of this Agreement as they relate to the respective parties hereto.

46.    TAXES CONTINUED:    Notwithstanding anything within Paragraph 9, it is agreed that if any special assessments for capital improvements are assessed, and if Landlord has the option to either pay the entire assessment in cash or go to bond, and if Landlord elects to pay the entire assessment in cash in lieu of going to bond, the entire portion of the assessment assigned to Tenant’s Leased Premises will be prorated over the same period that the assessment would have been prorated had the assessment gone to bond.

47.    SUBORDINATION AND MORTGAGES CONTINUED:    Landlord represents to Tenant that the Premises are not presently encumbered by a deed of trust or other security device in favor of any Lender.

48.    LEASE CONTINGENT UPON LANDLORD OBTAINING TERMINATION AGREEMENT WITH CURRENT TENANT:    This Lease is subject to and conditional upon Landlord obtaining from Matrix Pharmaceutical, Inc. (“Matrix”), the current tenant occupying the Premises leased hereunder, a Termination Agreement related to the Premises satisfactory to Landlord on or before April 30, 2002. In the event Matrix does not fully vacate and surrender the Premises to Landlord on or before April 30, 2002, the scheduled Commencement Date herein shall automatically be amended to June 1, 2002. In the event Landlord is unable to obtain said satisfactory Termination Agreement on or before May 31, 2002, this Lease shall be automatically rescinded.

49.    BROKERS.    Landlord and Tenant each represent and warrant that they have not dealt with any real estate brokers, agents, or finders in connection with the original Term of this Lease, and know of no real estate broker, agent or finder who is entitled to a commission in connection with this Lease (“Lease Commission”), except Mark Pearson of Cresa Partners, which Lease Commission shall be paid one hundred percent (100%) by Matrix Pharmaceutical, Inc. The parties hereto acknowledge that Landlord will not pay a Lease Commission to Mark Pearson, Cresa Partners or any other broker related to the original Term of this Lease, or in the event this Lease is extended or the square footage leased hereunder is increased for any reason whatsoever. Landlord and Tenant each agrees to defend, protect, indemnify and hold the other party harmless from and against all claims for brokerage commissions, finder’s fees, and other compensation made by any other broker, agent, or finder as consequence of Landlord’s or Tenant’s actions or dealings with such other broker, agent or finder.

50.    CROSS DEFAULT.    It is understood that Landlord and Tenant have previously entered into another lease dated July 31, 1996 for premises located at 7601 Dumbarton Circle, Fremont, California (the “Existing Lease”). As a material part of the consideration for the execution of this Lease by Landlord, it is agreed between Landlord and Tenant that a default under this Lease, or a default under said Existing Lease may, at the option of Landlord, be considered a default under both leases, in which event Landlord shall be entitled (but in no event required) to apply all rights and remedies of Landlord under the terms of one lease to both leases including, but not limited to, the right to terminate one or both of said leases by reason of a default under said Existing Lease or hereunder.

51.    OPTION TO EXTEND LEASE FOR ONE (1) YEAR SEVEN (7) MONTHS:    Landlord hereby grants to Tenant an Option to Extend this Lease Agreement for an additional one (1) year seven (7) month period upon the following terms and conditions;

A.    Tenant shall give Landlord written notice of Tenant’s exercise of this Option to Extend not later than twelve (12) months prior to the scheduled Lease Termination Date, which Termination Date is currently projected to be June 30, 2014, in which event the Lease shall be considered extended for an additional one (1) year and seven (7) months, subject to the Basic Rental set forth below and with: (i) the Rent to be determined pursuant to Paragraph B below; (ii) the terms and conditions subject to amendment by Landlord (Landlord, in its sole and absolute discretion, may, but is not required to, incorporate its current Lease provisions that are standard in Landlord’s leases as of the date of Tenant’s exercise of its Option to Extend); and (iii) this Paragraph 51 deleted. In the event that Tenant fails to timely exercise Tenant’s Option to Extend as set forth herein in writing, Tenant shall have no further Option to Extend this Lease, and this Lease shall continue in full force and effect for the full remaining term hereof, absent this Paragraph 51.

B.    In the event Tenant timely exercises Tenant’s Option to Extend as set forth herein, Landlord shall, within fifteen (15) days after receipt of Tenant’s exercise of option, advise Tenant of the terms and conditions and Rent required for the Extended Term of the Lease. Tenant shall have five (5) days after receipt from the Landlord of said new terms and conditions and Rent in which to accept said new Basic Rental, terms and conditions and enter into written documentation confirming same. In the event Tenant fails to execute said written documentation confirming said new terms and conditions and Rent for the Extended Term of Lease within said five (5) day period, Tenant shall have no further Option to Extend this Lease, and this Lease shall continue in full force and effect for the full remaining term hereof absent of this Paragraph 51, with Landlord having no further responsibility or obligation to Tenant with respect to Tenant’s Option to Extend.

C.    The option rights of Tenant under this Paragraph 51, and the Extended Term hereunder, are granted for Tenant’s personal benefit and may not be assigned or transferred by Tenant, either voluntarily or by operation of law, in any manner whatsoever (except to a parent or subsidiary corporation or successor by merger as provided for in Paragraph 42A). In the event that Landlord consents to a sublease or assignment under Paragraph 51, the option granted herein and any Extended Term hereunder shall be void and of no force and effect, whether or not Tenant shall have purported to exercise such option prior to such assignment or sublease.

D.    It is agreed that if Tenant is at any time prior to exercising its Option to Extend in default of this Lease and has failed to cure the default in the time period allowed, this Paragraph 51 will be null and void and Tenant will have no further rights under this Paragraph 51. It is further agreed that if Tenant has exercised its Option to Extend and is subsequently in default and fails to cure said default in the time period allowed prior to, or at any time the lease commences on the Extended Term, Landlord may at its sole and absolute discretion, cancel Tenant’s Option to Extend, and this Lease will continue in full force and effect for the full remaining term hereof, absent of this Paragraph 51.

52.    EXISTING TENANT IMPROVEMENTS:    It is agreed between the parties hereto that the existing tenant improvements (“Existing Tenant Improvements”) as detailed on Exhibit B-1 attached hereto shall not be removed from the Premises by Landlord prior to the Lease Commencement Date or thereafter during the Lease Term and that said Existing Tenant Improvements will be available for Tenant’s use during the Lease Term. Notwithstanding the above, Tenant shall be one hundred percent (100%) responsible for the maintenance, repair and replacement (if necessary) of said Existing Tenant Improvements.

53.    TRADE FIXTURES:    Notwithstanding anything to the contrary in Lease Paragraphs 5 (“Acceptance and Surrender of Premises”) and 6 (“Alterations and Additions”), Tenant shall be entitled to remove any trade fixtures that are not attached to the Premises. Any trade fixtures that are attached to the Premises shall become the property of Landlord at the expiration of the Lease, and may not be removed by Tenant without the prior written consent of Landlord. Tenant shall be one hundred percent (100%) responsible for the maintenance, repair and replacement (if necessary) of all trade fixtures installed in the Premises.

[Floor Plan 1]

EXHIBIT A TO LEASE AGREEMENT DATED JANUARY 22, 2002 BY AND BETWEEN THE JOHN ARRILLAGA SURVIVOR’S TRUST AND THE RICHARD T. PEERY SEPARATE PROPERTY TRUST, AS LANDLORD, AND ABGENIX, INC., AS TENANT.

[Floor Plan 2]

EXHIBIT B TO LEASE AGREEMENT DATED JANUARY 22, 2002 BY AND BETWEEN THE JOHN ARRILLAGA SURVIVOR’S TRUST AND THE RICHARD T. PEERY SEPARATE PROPERTY TRUST, AS LANDLORD, AND ABGENIX, INC., AS TENANT.

EXHIBIT B-1

Existing Tenant Improvements Not to Be Removed By Landlord
Prior to Lease Commencement Date or During the Lease Term

1.                                       All HVAC, plumbing, electrical, and security systems currently installed (as of the Lease Commencement Date) within the Premises.

2.                                       Emergency Generator.

3.                                       All walls, doors and built-in cabinetry.

4.                                       All laboratory case work and fume hoods.

5.                                       One cold room.

6.                                       All installed glass wash and autoclave equipment/facilities.

7.                                       All installed equipment/facilities servicing the vivarium (Bally Boiler and Gage Wash equipment).

8.                                       All other installed utility systems and related infrastructure shall remain in place.

9.                                       All installed data/telephone cabling.

10.                                 All installed document storage vaults

Notwithstanding anything to the contrary in said Lease, Tenant shall be one hundred percent (100%) responsible for the maintenance, repair and replacement (if necessary) of said items noted above.

Exhibit C to Lease Agreement dated January 22, 2002

Abgenix                  Estimated Chemical Inventory for B-6

Hazard Class	Common Name	Chemical Name	CAS #	Extremely Hazardous?	Pure or Mixture	Solid, Gas or Liquid	Fed Haz Cat	Days on Site	Largest Container	Max. Amount	Avg Amount	Units (lbs, gal, cu ft)	Container	Pressure	Temp	NFPA
																Health	Fire	Reactivity

TOX		10% Azide	26628-22-8	N	P	L	ACR	365	0.1	0.2	0.1	G	PB	A	A	3	1	3
FL		1-Propanol	71-23-B	N	P	L	CAF	365	1	1	1	G	GB	A	A	1	3	0
FL		2 Propanol	67-63-0	N	P	L	ACF	365	1	4	2	G	PB	A	A	2	3	0
IRR	Bleach	5% Sodium Hydrochlorite	7681-52-9	N	P	L	C	365	1	2	1	G	PB	A	A	2	0	1
COR		5% Sodium Hydroxide	1310-73-2	N	P	L	A	365	0.2	0.2	0.2	G	PB	A	A	3	0	1
COR	LancerAid	Acetic Acid	631-61-8	N	M	L	C	365	25	50	40	G	CB	A	A	t	1	0
COR		Acetic Acid	64-19-7	N	P	L	AR	365	0.2	1	0.5	G	GB	A	A	3	2	0
IRR		Acetic Acid Glacial	64-19-7	N	P	L	CA	365	0.2	0.2	0.2	G	GB	A	A	2	2	1
IRR		Acetic Acid Glacial	64-19-7	N	P	L	ACFR	365	0.3	0.3	0.3	G	GB	A	A	2	2	1
FL		Acetone	67-64-1	N	P	L	A/F	365	1	3	2	G	GB	A	A	2	3	0
FL		Acetone?	75-05-8	N	P	L	ACF	365	1	5	2.5	G	GB	A	A	3	3	0
NFG		Air Compressed	25635-88-5	N	P	G	P	365	250	5000	5000	CF	CY	G	A	0	0	0
NFG	Air	Air, Compressed	25635-88-5	N	P	G	P	365	233	466	466	cu ft	CYL	G	A	0	0	0
OHH		Aluminum Potassium Sulfate	7784-24-9	N	P	S	C	365	0.25	0.5	0.25	P	PB	A	A	1	0	0
OHH		Ammonium Bicarbonate	1066-33-7	N	P	S	C	365	0.5	1.00	0.50	P	PB	A	A	1	0	0
IRR		Ammonium Chloride	12125-02-9	N	P	S	A	365	0.1	0.1	0.1	P	PB	A	A	2	0	0
COR		Ammonium Hydroxide	1336-21-6	N	P	L	CIA	365	0.25	1	0.5	G	GB	A	A	3	1	0
OX		Ammonium Persulfate	7727-54-9	N	P	S	AR	365	0.1	0.25	0.1	P	GB	A	A	2	0	1
IRR		Ammonium Sulfate	7783-20-2	N	P	S	C	365	0.25	1	1	G	PB	A	A	2	0	0
IRR		Ammonium Chloride	12125-02-9	N	P	S	C	365	0.1	0.2	0.1	P	PB	A	A	2	0	0
MFG		Argon	7440-37-1	N	P	G	P	365	100	100	100	CF	CY	G	A	0	0	0
DHH		Aspartic Acid	617-45-8	N	P	S	C	365	0.2	0.4	0.2	P	PB	A	A	1	0	0
IRR		Butyric Acid	107-92-6	N	P	L	AF	365	0.1	0.1	0.1	G	PB	A	A	2	2	0
FS		Carbon Decolorizing	7440-44-0	N	P	S	CF	365	0.2	0.5	0.2	P	GB	A	A	3	3	0
CRY		Carbon dioxide, liquified	124-38-9	N	P	L	PA	365	40	120	120	GAL	DEW	G	L	3	0	0
TOX		Chloroform	67-66-3	N	P	L	A/C	365	0.2	0.20	0.20	G	GB	A	A	3	0	0
COR	Chronenge	Chromium Trioxide	1333-82-0	N	P	L	ACR	365	0.1	0.2	0.1	G	GB	A	A	3	0	2
IRR		Citric Acid	5949-29-1	N	P	S	C	365	0.25	1	1	P	GB	A	A	2	1	0

Hazard Class	Common Name	Chemical Name	CAS #	Extremely Hazardous?	Pure or Mixture	Solid, Gas or Liquid	Fed Haz Cat	Days on Site	Largest Container	Max. Amount	Avg Amount	Units (lbs, gal, cu ft)	Container	Pressure	Temp	NFPA
																Health	Fire	Reactivity

OHH		D(+)- Glucose	50-99-7	N	P	S	C	365	500	500	300	P	FB	A	A	0	0	0
CL	Diesel	Diesel #2	68476-34-6	N	M	L	FAC	365	400	400	400	G	AT	A	A	0	2	0
FL	Starting Fluid	Diethyl ether	60-29-7	N	M	L	ACF	365	0.5	0.5	0.5	CUFT	CN	G	A	2	4	1
OHH		Diethylenetrismin-pentacetic acid	67-43-6	N	M	S	C	365	0.1	0.1	0.1	P	GB	A	A	1	0	0
FL	Acetone	Dimethyl Ketone	67-64-1	N	P	L	FA	365	1	2	2	G	PB	A	A	1	3	0
OHH		Dimethyl Polysifoxane	9016-00-6	N	P	L	C	365	0.5	0.5	0.5	G	GB	A	A	1	1	0
OHH		Dimethyl Sulfox	67-68-5	N	P	L	CA	365	0.1	0.20	0.1	L	GB	A	A	1	1	0
OHH		Dimethyl Sulphoxide	67-68-5	N	P	L	C	365	0.1	0.1	0.1	G	GB	A	A	1	1	0
OHH		Disodium Pyrophosphate	7722-88-5	N	P	S	C	365	0.25	0.5	0.25	P	PB	A	A	1	0	0
OHH		DMSO	67-68-5	N	P	L	C	365	0.1	0.1	0.1	G	GB	A	A	1	1	0
FL	Alcohol	Ethanol	64-17-5	N	P	L	FAC	365	1	2	1	G	PB	A	A	0	3	0
FL		Ethanol 70%	64-17-5	N	P	L	ACF	365	1	6	6	G	PB	A	A	0	3	0
FL	Gills III	Ethanol, Aluminus Sulfate	64-17-5	N	M	L	FC	365	0.25	0.25	0.25	G	PB	A	A	1	3	0
FL	Eosiny Stain	Ethanol, Aluminus Sulfate	64-17-5 631-61-8	N	M	L	FC	365	0.25	0.25	0.25	G	PB	A	A	0	3	0
FL	Reagent Alcohol	Ethanol, Methanol	64-17-5 57-56-1	N	M	L	CAF	365	0.25	4	4	G	GB	A	A	0	3	0
FL	Reagent Alcohol	Ethanol, methanol, isopropanol	64-17-5	N	M	L	F	365	1	10	6	G	PB	A	A	0	3	0
FL	REAGENT ALOCHOL	ETHANOL/METHONAL	64-17-5	N	P	L	CAF	365	1	3	2	G	PB	A	A	0	3	0
OHH		Ethanolamine	2002-24-6	N	P	S	AR	365	0.25	0.25	0.25	P	PB	A	A	1	0	1
COR/FLAM		Ethanolamine	141-43-5	N	P	L	CFA	365	0.26	1	0.5	G	GB	A	A	3	2	0
OHH		Ethylene Bromine	1239-49-8	N	P	L	C	365	10	0.10	10	G	GB	A	A	1	1	0
FL		Ethyl Alcohol	64-17-5	N	P	L	ACF	365	0.25	5	2.5	G	GB	A	A	2	3	0
OHH		Ethylenediamineletracelic Acid	60-00-4	N	P	S	C	365	0.1	0.25	0.1	P	PB	A	A	1	0	0
OHH		Ferrous Sulfate	7720-78-7	N	P	S	C	365	0.1	0.25	0.1	P	PB	A	A	1	1	0
IOX		Formaldehyde	50-08-0	Y	P	L	ACF	365	0.25	0.5	0.25	G	GB	A	A	3	2	0
CL		Formatin 4%	50-00-01	N	P	L	ACF	365	0.1	0.1	0.1	G	PB	A	A	3	2	0

COR		Formic Acid	64-18-6	N	P	L	AF	365	0.2	1	0.5	G	PB	A	A	3	2	0
COR		Formic Acid 1% IPR	64-18-6	N	M	L	ACF	365	0.1	0.5	0.25	G	GB	A	A	3	2	0

Hazard Class	Common Name	Chemical Name	CAS #	Extremely Hazardous?	Pure or Mixture	Solid, Gas or Liquid	Fed Haz Cat	Days on Site	Largest Container	Max. Amount	Avg Amount	Units (lbs, gal, cu ft)	Container	Pressure	Temp	NFPA
																Health	Fire	Reactivity

OHH		Glutamic Acid	56-85-0	N	P	S	C	365	0.5	0.1	0.1	P	PB	A	A	0	0	0
OHH	Glycerol	Glycerin	56-81-5	N	P	L	C	365	0.2	0.25	0.2	G	PB	A	A	1	1	0
OHH		Glycerin	56-81-5	N	P	L	C	365	0.1	0.20	0.1	G	GB	A	A	1	1	0
OHH		Glycerol	56-81-5	N	P	L	C	365	1	3	1.5	G	GB	A	A	1	1	0
OHH		Glycine	58-40-6	N	P	S	C	365	0.1	0.25	0.25	P	PB	A	A	0	1	0
RAD	Tritium	H-3		N	P	S/L	C	365	1	10	2	mCi	GB	A	A
NFG		Helium Compressed	7440-59-7	N	P	G	P	365	304	1250	1250	CF	CY	G	A	0	0	0
NFG		Helium Compressed	7440-59-7	N	P	G	C,P	365	291	291	291	CF	CYL	G	A	0	0	0
NFG		Helium, Compressed	7440-59-7	N	P	G	P	365	223	223	223	cuft	CY	G	A	0	0	0
COR		Hydrochloric Acid	7647-01-0	N	P	L	A	365	0.25	3	1.5	G	PB	A	A	3	0	0
OX		Hydrogen Peroxide	7722841	N	P	L	ACR	365	0.1	0.2	0.1	G	PB	A	A	3	0	1
OX		Hydrogen Peroxide 30%	7722-B4-1	N	P	L	AC	365	0.1	0.2	0.1	G	PB	A	A	3	0	1
OX		Hydrogen Peroxide 30%	7722-B4-1	N	P	L	A	365	0.1	0.1	0.1	G	PB	A	A	3	0	1
COR		Hydroxamine Hydrochloride	5470-11-1	N	P	L	ACR	365	0.1	0.2	0.1	P	GB	A	A	3	1	1
RAD		I-125		N	P	S/L	C	365	1	10	2	mCi	GB	A	A
FL	2-Propanol	Isopropanol	E7-63-0	N	P	L	CAF	365	1	15	5	G	GB	A	A	2	3	0
IRR		Karamycin	25369-94-0	N	P	S	C	365	0.1	0.1	0.1	P	PB	A	A	2	0	0
CL	Charcoal Starter	Kerosene	8008-20-6	N	M	L	F	365	0.1	0.2	0.1	G	PB	A	A	1	2	0
OHH		Lauryl Sulfate	151-21-3	N	P	S	C	365	0.25	0.5	0.25	P	PB	A	A	1	0	0
CRY		Liquid Nitrogen	7727-37-9	N	P	L	PA	365	40	160	120	GAL	DEW	G	L	3	0	0
CRY		Liquid Nitrogen	7727-37-9	N	P	L	PA	365	40	300	240	G	DEW	G	L	3	0	0
OHH		L-Protine	147-85-3	N	P	S	C	365	0.1	0.1	0.1	P	PB	A	A	1	0	0
FL	Reagent grade alcohol	Methanol	64-17-5	N	P	L	F	365	1	6	4	G	PB	A	A	0	3	0
FL		Methanol	67-58-1	N	P	L	A/C	365	1	8	1	G	GB	A	A	1	3	0
CL	10% buffered	methanol, formaldehyde	50-00-0	N	M	L	FAC	365	1	1	2	G	PB	A	A	2	2	0
FL	Methanol	Methyl Alcohol	67-56-1	N	P	L	FA	365	1	2	1	G	GB	A	A	1	3	0
FL	Paint	Methyl ethyl ketone	78-86-4	N	M	L	F	365	0.1	0.1	0.1	G	CN	G	A	1	3	0
TOX		Methylene Chloride	75-09-2	N	P	L	A/C	365	0.25	0.5	0.25	G	GB	A	A	3	1	0
OHH		Mineral Oil	8012-95-1	N	P	L	C	365	0.25	0.20	0.25	G	PB	A	A	0	1	0

Hazard Class	Common Name	Chemical Name	CAS #	Extremely Hazardous?	Pure or Mixture	Solid, Gas or Liquid	Fed Haz Cat	Days on Site	Largest Container	Max. Amount	Avg Amount	Units (lbs, gal, cu ft)	Container	Pressure	Temp	NFPA
																Health	Fire	Reactivity

IRR		N,N- Dimethyl Formamide	6B-12-2	N	P	S	AF	365	1	1	1	P	PB	A	A	2	2	0
CL		N,N-Dimethyl Formamide	6B-12-2	N	P	L	CAF	365	0.2	0.25	0.2	G	GB	A	A	1	2	0
OX		Nitric Acid	7697-37-2	N	P	L	ACR	365	0.1	0.1	0.1	G	GB	A	A	3	0	1
CRG		Nitrogen	7727-37-9	N	P	G	A	365	50	400	350	cuft	DEW	G	L	3	0	0
NFG		Nitrogen Compressed	7727-37-9	N	P	G	P	365	291	291	600	CF	CY	G	A	0	0	0
CRG		Nitrogen Compressed	7727-37-9	N	P	G	A	365	304	304	304	cuft	CY	G	L	3	0	0
NFG		Nitrogen Compressed	7727-37-9	N	P	G	A P	365	304	304	304	CF	CYL	G	A	0	0	0
IRR	Hapes	N-LZ Hydroxyethy Piperazine N- Ether	17365-45-9	N	P	S	C	365	0.1	0.25	0.1	P	PB	A	A	1	1	0
OXY		Oxygen 50%/CO2 50%	7782-44-7	N	M	G	PF	365	117	117	117	CF	CY	G	A	1	0	0
OXY		Oxygen 50%/Nitrogen 50%	7782-44-7	N	M	G	PF	365	250	1250	1250	CF	CY	G	A	1	0	0
RAD		P-32		N	P	S/L	C	365	1	10	2	mCi	GB	A	A
TOX		Paraformaldehyde 16%	3052S-89-4	Y	M	L	AC	365	0.05	0.1	0.1	G	GB	A	A	3	1	0
IRR		Perchloric Acid	7601-90-3	N	P	L	CA	365	0.1	0.2	0.2	G	GB	A	A	2	0	0
TOX		Phenol	108-95-2	Y	P	L	ACF	365	0.25	0.25	0.25	G	GB	A	A	4	2	0
TOX		Phenol	108-95-2	N	P	L	A	365	0.1	0.1	0.1	G	GB	A	A	4	2	0
TOX		Phenol Chloroform	67-66-3	Y	P	L	CA	365	0.1	0.1	0.1	G	GB	A	A	3	0	1
CCH		Phenylmethy Sulfuryl	329-98-6	N	P	S	A/C	365	0.25	0.25	0.25	P	GB	A	A	3	0	1
COR/TOX		Phenylmethylsulfuryl Fluoride	329-98-6	N	P	S	A	365	0.5	5.00	2.5	P	GB	A	A	3	0	1
COR		Phosphoric Acid	766-38-2	N	P	L	A	365	0.2	0.25	0.2	G	GB	A	A	3	0	0
COR		Phosphoric Acid	766-38-2	N	P	L	A	365	0.1	0.5	0.25	G	GB	A	A	3	0	0
IRR		Polyoxyethylene Sorbitan	9005-64-5	N	M	L	C	365	0.1	0.20	0.1	G	PB	A	A	1	0	0
OHH		Potassium Chloride	7447-40-7	N	P	L	C	365	0.2	0.25	0.2	G	GB	A	A	1	0	0
COR		Potassium Hydroxide	1310-58-3	N	P	L	ACR	365	0.25	0.5	0.25	G	PB	A	A	3	0	1
IRR		Pyruvic Acid	127-17-3	N	0	S	C	365	0.25	0.5	0.25	P	PB	A	A	2	1	0
FL		Rossville Alcohol 200 Proof	64-17-5	N	P	L	CAF	365	1	10	0	G	GB	A	A	1	3	0
OHH	Salt	Salt	7647-14-5	N	P	S	C	365	23	500	500	P	Bag	A	A	1	0	0
OX		Silver Nitrate	7761-88-98	N	P	L	A R	365	0.1	0.10	0.1	P	PB	A	A	4	0	0
OYR	Fixer	Silver Nitrate (0.1%)	7761-88-8	N	M	L	C	365	10	20	10	G	PB	A	A	1	0	0
OHH		Sodium Heparin	9D41-D8-1	N	P	S	A	365	0.1	0.10	0.10	P	GB	A	A	1	1	0

Hazard Class	Common Name	Chemical Name	CAS #	Extremely Hazardous?	Pure or Mixture	Solid, Gas or Liquid	Fed Haz Cat	Days on Site	Largest Container	Max. Amount	Avg Amount	Units (lbs, gal, cu ft)	Container	Pressure	Temp	NFPA
																Health	Fire	Reactivity

TOX		Sodium Azide	26528-22-0	Y	P	S	ACR	365	0.25	0.5	0.25	P	GB	A	A	3	1	3
DVR	Developer	Sodium Bissulfate (0.5%)	7601-38-1	N	M	L	C	365	10	20	10	G	PB	A	A	1	0	0
OHH		Sodium Chloride	7647-14-5	N	P	S	C	365	0.5	0.1	0.5	P	PB	A	A	1	0	0
OHH	TRYPAN BLUE SOLUTION	SODIUM CHLORIDE	75-57-1	N	M	L	C	365	0.1	0.2	0.1	G	PB	A	A	1	0	0
COR	Luminey	Sodium Chloride Sodium Phosphate	7647-14-5 7722-88-5	N	M	L	C	365	5	10	5	G	GB	A	A	1	0	0
COR		Sodium Hydroxide	1310-73-2	N	P	L	A/C	365	2.5	20	10	G	PB	A	A	3	0	1
IRR	Bleach	Sodium Hypochloride	7681-52-9	N	P	L	A	365	1	20	10	G	PR	A	A	2	0	1
IRR		Sodium Orthorariadate	13721-39-6	N	P	S	A	365	0.25	0.50	0.25	P	PB	A	A	2	0	0
OX		Sodium Perchlorate	1791-07-3	N	P	S	AR	365	0.1	0.25	0.1	P	PB	A	A	2	0	1
HTOX		Sodium Selenite	10102-18-8	Y	P	S	C/A	365	0.1	0.1	0.1	P	BOX	A	A	3	0	0

CL	WD 40	Standard Solvent	8052-41-3	N	M	L	C	365	0.5	0.5	0.5	CUFT	CA	G	A	1	2	0
COR		Sulfuric Acid	7684-93-9	Y	P	L	AR	365	0.2	0.5	0.2	G	GB	A	A	3	0	2
IRR		Tetraethylammonium Chloride Hydrate	56-34-8	N	P	S	C	365	0.25	0.5	0.25	P	GB	A	A	2	0	0
FL	Permount	Toluene, piocolyte	108-08-33	N	M	L	AF	365	0.1	0.2	0.1	G	GB	A	A	2	3	0
COR		Trichloracelic Acid	76-02-9	N	P	S	C	365	0.5	1.00	1.00	P	GB	A	A	3	0	0
FL		Tilethytamine	121-44-8	N	P	L	CAF	365	0.2	0.20	0.2	G	GB	A	A	2	3	0
FL		Tilethytamine	121-44-8	N	P	L	ACF	365	0.1	0.1	0.1	G	GB	A	A	3	3	0
COR		Telfluoroacetic Acid	76-05-1	N	P	L	A	365	0.1	0.5	0.1	G	GB	A	A	3	0	0
IRR		Tris Hyrdoxymethyl	77-86-1	N	P	S	C	365	2.2	2.2	2.2	P	PB	A	A	1	1	0
IRR		Trion-x-100	9002-98-1	N	M	L	C	365	0.25	0.50	0.25	G	GB	A	A	2	1	0
OHH		Trypan Blue Solution	72-57-1	N	P	L	A/C	365	0.2	0.1	0.1	G	PB	A	A	1	0	0
IRR		Tween	9005-64-5	N	M	L	C	365	0.2	0.20	0.1	G	GB	A	A	1	0	0
OHH		Urea	57-13-6	N	P	S	C	365	0.5	1.00	0.50	P	PB	A	A	1	0	0

EXHIBIT D TO LEASE AGREEMENT DATED JANUARY 22, 2002 BETWEEN THE
JOHN ARRILLAGA SURVIVOR’S TRUST AND THE RICHARD T. PEERY
SEPARATE PROPERTY TRUST, AS LANDLORD, AND ABGENIX, INC., AS TENANT

HAZARDOUS MATERIALS REPORTS
PROVIDED TO TENANT

1)                                      Preliminary Environmental Assessment and Soil Testing for Ardenwood Corporate Commons: prepared for Bedford Properties on August 10, 1988 by Kaldveer Associates;

2)                                      Preliminary Environmental Assessment and Soil Testing for Ardenwood Corporate Commons Lots 1 through 27; prepared for Bedford Properties on June 13, 1989 by Kaldveer Associates;

3)                                      Phase I Site Assessment for Ardenwood Corporate Commons; prepared for Bedford Properties in July 1991 by Mittelhauser Corporation.

EXHIBIT B

APPROVED HAZARDOUS OR TOXIC MATERIALS

HAZARD CLASS	CHEMICAL NAME	CAS	EHS?Y or N	PURE OR MIXTURE?	SOLID, LIQUID, OR GAS	FEDERAL HAZ. CAT. (A,C,F,R,P)	DAYS ON SITE	LARGEST CONTAINER	CONVERSION FACTOR	NO. OF CONT.	MAX. AMOUNT	AVG. AMOUNT	UNIT (Lbs., Gal., Cu.Ft.)	STORAGE CONTAINER	STORAGE PRESSURE	STORAGE TEMP.	H	F	R
TOX	2-Mercaptobenzothiazole, (2-Mercaptoethanol)	60-24-2	N	P	L	C	365	100 ml	0.026	1	0.026	0.026	gal	GB	A	A	2	2	0
FL	Accustain (methyl alcohol), (Methanol)	67-56-1	N	M	L	A, C	365	500 ml	0.132	1	0.132	0.132	gal	PB	A	A	2	3	0
FL	Acetone	67-64-1	N	P	L	F	365	500 ml	0.132	5	0.660	0.660	gal	GB	A	A	1	3	0
FL	Acetone	67-64-1	N	P	L	F	365	1 L	0.264	3	0.792	0.792	gal	PB	A	A	1	3	0
FL	Acetone	67-64-1	N	P	L	F	365	4L	1.0568	1	1.057	1.057	gal	GB	A	A	1	3	0
FL	Alcohol blend (Ethanol, Methanol, 2-Propanol, Water	64-17-5	N	M	L	A, C, F	365	4L	1.0568	9	9.511	9.511	gal	GB	A	A	1	3	0
COR	Coverage plus	None	N	M	L	A	365	1 gal	1	1	1.000	1.000	gal	PB	A	A	1	0	0
FL	Cytoseal XYL-Xylene based	None	N	M	L	A	365	200 ml	0.053	1	0.053	0.053	gal	PB	A	A	2	3	0
CL	Dimethyl Formamide, (N,N-dimethyl formamide)	68-12-2	N	P	L	A	365	100ml	0.026	1	0.026	0.026	gal	PB	A	A	2	2	0
CL, IRR	Dimethyl sulfoxide (DMSO)	67-68-5	N	P	L	A	365	100 ml	0.026	2	0.053	0.053	gal	GB	A	A	1	1	0
IRR	Eosin Yellowish Solution	17372-87-1	N	M	L	A	365	500 ml	0.132	1	0.132	0.132	gal	GB	A	A	1	0	0
IRR	Eosin Yellowish Solution	17372-87-1	N	M	L	A	365	500 ml	0.132	1	0.132	0.132	gal	PB	A	A	1	0	0
FL	Ethyl alcohol (100%), (ethanol)	64-17-5	N	P	L	F	365	1 pt	0.125	3	0.375	0.375	gal	GB	A	A	1	3	0
TOX, OHH, CL	Formaldehyde	50-00-0	N	P	L	F	365	500 ml	0.132	1	0.132	0.132	gal	GB	A	A	3	2	0
TOX, OHH, CL	FORMALDEHYDE (4%); (FORMALIN)	50-00-0	N	M	L	A, C	365	4L	1.0568	1	1.057	1.057	gal	PB	A	A	3	2	0
TOX	Hematoxylin	None	N	P	L	A	365	500 ml	0.132	2	0.264	0.264	gal	PB	A	A	2	0	0
TOX	Hematoxylin	None	N	P	L	A	365	1L	0.528	2	1.056	1.056	gal	PB	A	A	2	0	0
CL	Histo Clear - (Orange terpines), (d-limonene), (Hemo-DL), (butylatedhydroxanisole)	5989-27-5	N	M	L	A	365	1 gal	1	3	3.000	3.000	gal	PB	A	A	3	1	0
FL	Methal butane	78-78-4	N	P	L	A, F	365	2L	0.5284	2	1.057	1.057	gal	GB	A	A	2	3	0
FL	Methanol, (methyl alcohol)	67-56-1	N	P	L	F	365	1 L	0.264	3	0.792	0.792	gal	GB	A	A	1	3	0

FL	Methanol, (methyl alcohol)	67-56-1	N	P	L	F	365	4L	1.0568	2	2.114	2.114	gal	GB	A	A	1	3	0
IRR	Polyethylene glycol octyphenol ether (Triton x100)	9036-91-5	N	M	L	A	365	4 L	1.056	1	1.056	1.056	gal	GB	A	A	2	1	0
COR	Sodium hydroxide, (NaOH)	1310-73-2	N	M	L	A	365	1 L	0.264	1	0.264	0.264	gal	PB	A	A	3	0	1
OX	Sodium Hypochlorite (6.5%), (Chlorox Bleach)	7681-52-9	N	M	L	A	365	1 Quart	0.25	6	1.500	1.500	gal	PB	A	A	1	0	1
FL	Xylene	108-38-3	N	M	L	A, C, F	365	4 L	1.056	1	1.056	1.056	gal	GB	A	A	3	2	0
FL	Ethanol, (ethyl alcohol)	64-17-5	N	P	L	F	365	1gal	1	1	1.000	1.000	gal	GB	A	A	1	3	0
TOX	2-Mercaptobenzothiazole, (2-Mercaptoethanol)	60-24-2	N	P	L	A	365	50 ml	0.013	1	0.013	0.013	gal	GB	A	A	2	2	0
COR	Coverage plus	None	N	M	L	A	365	1 gal	1	1	1.000	1.000	gal	PB	A	A	1	0	0
OX	Sodium Hypochlorite (6.5%), (Chlorox Bleach)	7681-52-9	N	M	L	A	365	1 gal	1	1	1.000	1.000	gal	PB	A	A	1	0	1
CRY	Nitrogen	7727-37-9	N	P	L	P	365	42 gal	42	2	42	42	gal	CY	G	L	3	0	0
IRR	Ammonium Chloride	12125-02-9	N	P	S	A	365	100g	0.22	1	0.220	0.220	lb	PB	A	A	2	0	0
OHH	Ammonium Sulfate	7783-20-2	N	P	S	A	365	5kg	11	2	22.000	22.000	lb	PB	A	A	2	0	0
IRR	Citric Acid	5949-29-1	N	P	S	A	365	500g	1.1	2	2.200	2.200	lb	GB	A	A	2	0	1
FL	Ethanol, (ethyl alcohol)	64-17-5	N	M	L	F	365	1 gal	1	2	2.000	2.000	gal	SD	A	A	1	3	0
COR	Ethylenediaminetetra acetic acid	107-15-3	N	P	S	A	365	100g	0.22	1	0.220	0.220	lb	PB	A	A	3	2	0
COR	HCl, H2SO4, OPD, TMB - Waste	Mix	N	M	L	A, C	365	2.5 gal	2.5	1	2.500	2.500	gal	PB	A	A	2	1	0
COR	HCl, H2SO4, OPD, TMB - Waste	Mix	N	M	S	A, C	365	5 lb	5	2	10.000	10.000	lb	PB	A	A	2	1	0
COR	Hydrochloric Acid, (Hydrogen chloride)	7647-01-0	N	P	L	A	365	500 ml	0.132	5	0.660	0.660	gal	GB	A	A	3	0	0
FL	Methanol, (methyl alcohol)	67-56-1	N	P	L	F	365	4L	1.0568	4	4.227	4.227	gal	PB	A	A	1	3	0
FL	Methanol, (methyl alcohol)	67-56-1	N	P	L	F	365	2L	0.5284	1	0.528	0.528	gal	GB	A	A	1	3	0
COR	NaOH (Sodium hydroxide)	1310-73-2	N	P	S	A	365	500g	1.1	1	1.100	1.100	lb	PB	A	A	3	0	1
TOX, OHH	o-Phenylenediamine (OPD)	615-28-1	N	P	S	A, C	365	100 g	0.22	2	0.440	0.440	lb	CN	A	L	3	0	0
TOX	Paraformaldehyde	30525-89-4	N	P	S	A	365	500 g	1.1	1	1.100	1.100	lb	PB	A	A	3	1	0
OHH	Potassium Carbonate	584-08-7	N	P	S	A	365	250g	0.55	1	0.550	0.550	lb	PB	A	A	2	0	0
IRR	Potassium phosphate monobasic	7778-77-0	N	P	S	A	365	500g	1.1	2	2.200	2.200	lb	PB	A	A	1	0	0
HTOX, UR	Sodium Azide	26628-22-8	Y	P	S	A, C, R	365	100g	0.22	1	0.220	0.220	lb	PB	A	A	3	1	3
IRR	Sodium borate	1303-96-4	N	P	S	A	365	500 g	1.1	1	1.100	1.100	lb	PB	A	A	1	0	0
OHH	Sodium Carbonate anhydrous	497-19-8	N	P	S	A	365	500g	1.1	2	2.200	2.200	lb	PB	A	A	2	0	0
OHH	Sodium Chloride	7647-14-5	N	P	S	A	365	2.5kg	5.5	3	16.500	16.500	lb	PB	A	A	1	0	0
OX	Sodium Hypochlorite (6.5%), (Chlorox Bleach)	7681-52-9	N	M	L	A	365	1 gal	1	1	1.000	1.000	gal	PB	A	A	1	0	1
IRR	Sodium Phosphate dibasic, anhydrous	7558-79-4	N	P	S	A	365	500g	1.1	2	2.200	2.200	lb	GB	A	A	1	0	0
IRR	Sodium Phosphate dibasic, anhydrous	7558-79-4	N	P	S	A	365	500g	1.1	1	1.100	1.100	lb	PB	A	A	1	0	0

IRR	Sodium Phosphate Monobasic	10049-21-5	N	P	S	A	365	125g	0.275	1	0.275	0.275	lb	PB	A	A	1	0	0
OX	Sodium-m-periodate (Sodium periodate)	7790-28-5	N	P	S	A, R	365	25g	0.055	1	0.055	0.055	lb	GB	A	A	1	0	3
OX	Sodium-m-periodate (Sodium periodate)	7790-28-5	N	P	S	A, R	365	100g	0.22	1	0.220	0.220	lb	GB	A	A	1	0	3
COR	Sulfuric acid, (H2SO4)	7664-93-9	Y	M	L	A	365	500mL	0.132	1	0.132	0.132	gal	GB	A	A	3	0	2
IRR	Tetramethyl Benzidine (TMB)	54827-17-7	N	M	L	A	365	100mL	0.026	3	0.079	0.079	gal	PB	A	L	1	0	0
OHH	Triton X-100	9002-93-1	N	M	L	A	365	100mL	0.026	2	0.053	0.053	gal	PB	A	A	2	1	0
IRR	TRIZMA Hydrochloride	1185-53-1	N	M	S	A	365	500g	1.1	2	2.200	2.200	lb	PB	A	A	1	1	0
IRR	Trizma, {TRIS (Aminomethane)}, {Tris (hydroxymethyl) amino methane}, {Trizma base (TRIS)}	77-86-1	N	M	S	A	365	500 g	1.1	1	1.100	1.100	lb	PB	A	A	1	1	0
IRR	Trizma, {TRIS (Aminomethane)}, {Tris (hydroxymethyl) amino methane}, {Trizma base (TRIS)}	77-86-1	N	M	S	A	365	100 g	0.22	1	0.220	0.220	lb	PB	A	A	1	1	0
OHH	Sodium acetate, anhydrous	127-09-3	N	P	S	A	365	500g	1.1	2	2.200	2.200	lb	PB	A	A	1	1	0
HTOX	Thimerasal	54-64-8	N	P	S	A, C	365	10g	0.022	1	0.022	0.022	lb	GB	A	A	4	0	0
IRR	Hydrogen peroxide 30%	7722-84-1	N	M	L	A	365	100 ml	0.026	3	0.079	0.079	gal	PB	A	L	0	0	1

EXHIBIT C

PERSONAL PROPERTY

All furniture currently in each of the 54 private offices

52 cubicles measuring 8 feet by 8 feet

Tables and chairs situated in each of four conference rooms

7 lunch room tables and 50 lunch room chairs

bookcases and file cabinets in one file room

approximately 15 cubicles of Teknion furniture located in the north side of the Building.